Filed Pursuant to Rule 424(b)(5)

Registration File No. 333-165523

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Amount to be Registered	Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
6.625% Series F Cumulative Redeemable Preferred Shares of beneficial interest	5,000,000	$25.00	$125,000,000	$17,050
Common Shares of beneficial interest	5,504,000(2)	—	—	—

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents the maximum number of common shares that could be issuable upon conversion of the Series F Cumulative Redeemable Preferred Shares as described in the prospectus supplement. Pursuant to Rule 457(i) under the Securities Act, there is no filing fee payable with respect to the common shares issuable upon conversion of the Series F Cumulative Redeemable Preferred Shares because no additional consideration will be received in connection with the exercise of the conversion right.

PROSPECTUS    SUPPLEMENT

(To prospectus dated March 16, 2010)

5,000,000 Shares

Entertainment Properties Trust

6.625% Series F Cumulative Redeemable Preferred Shares

Liquidation Preference $25.00 per share

We are offering 5,000,000 shares of our 6.625% Series F cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or “Series F Preferred Shares.” Distributions on the Series F Preferred Shares will be payable on a cumulative basis quarterly in arrears on or about January 15, April 15, July 15 and October 15 of each year. The distribution rate will be 6.625% per annum of the $25.00 liquidation preference, which is equivalent to $1.65625 per annum per Series F Preferred Share. The first distribution on the Series F Preferred Shares sold in this offering will be paid on January 15, 2013 and will be for more than a full quarterly period in the amount of approximately $0.42787 per share.

Generally, we may not redeem the Series F Preferred Shares until October 12, 2017. On and after October 12, 2017, we may, at our option, redeem the Series F Preferred Shares, in whole or in part, at any time at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions to, but not including the redemption date. In addition, upon the occurrence of a Change of Control (as defined in this prospectus supplement), we may, at our option, redeem the Series F Preferred Shares, in whole or in part, no later than 120 days after the first date on which such Change of Control occurs, at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions to, but not including the redemption date. If we exercise any of our redemption rights relating to the Series F Preferred Shares, the holders of Series F Preferred Shares will not have the conversion right described below. The Series F Preferred Shares will have no maturity date and will remain outstanding indefinitely unless redeemed by us or converted into common shares in connection with a Change of Control by the holders of Series F Preferred Shares.

Upon the occurrence of a Change of Control, each holder of Series F Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined in this prospectus supplement), we have timely provided notice of our election to redeem the Series F Preferred Shares) to convert some or all of the Series F Preferred Shares held by such holder into our common shares of beneficial interest, par value $0.01 per share, or “common shares,” on the Change of Control Conversion Date, all on the terms and subject to the conditions described in this prospectus supplement, and subject to a Share Cap (as defined in this prospectus supplement) and to provisions for the receipt of alternative consideration as described under “Description of the Series F Preferred Shares—Conversion Rights” in this prospectus supplement.

There is currently no public market for the Series F Preferred Shares. We have filed an application to list the Series F Preferred Shares on the New York Stock Exchange (“NYSE”) under the symbol “EPR PrF”. If the application is approved, trading of the Series F Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series F Preferred Shares. Our common shares are listed on the NYSE under the symbol “EPR”. The last reported sale price of our common shares on October 4, 2012 was $45.43 per share.

Investing in our Series F Preferred Shares involves risks. Before buying any Series F Preferred Shares you should carefully read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the section of this prospectus supplement entitled “Risk Factors” beginning on page S-15, the section of the accompanying prospectus entitled “Risk Factors” beginning on page 5 and the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2011 and, to the extent applicable, our Quarterly Reports on Form 10-Q. The Series F Preferred Shares are expected to be rated below investment grade and are subject to the risks associated with non-investment grade securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price(1)	$25.00	$125,000,000
Underwriting discount	$0.7875	$3,937,500
Proceeds, before expenses, to us	$24.2125	$121,062,500

(1)	Plus accrued distributions, if any, from (and including) the original date of issuance.

The Series F Preferred Shares are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a real estate investment trust for federal income tax purposes. See “Description of Series F Preferred Shares—Restrictions on Ownership and Transfer” on page S-32 of this prospectus supplement and “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws—Restrictions on Ownership and Transfer of Shares” on page 36 of the accompanying prospectus for more information about these restrictions.

We expect that delivery of the Series F Preferred Shares will be made on or about October 12, 2012 in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	J.P. Morgan	RBC Capital Markets

Joint Lead Managers

Barclays	KeyBanc Capital Markets

Co-Managers

FBR	Janney Montgomery Scott

The date of this prospectus supplement is October 4, 2012

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus we may authorize to be delivered to you. Neither we nor the underwriters have authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or as of other dates which are specified in those documents, regardless of the time of delivery of this prospectus supplement or of any of the Series F Preferred Shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing the SEC’s “shelf” registration process. The prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of Series F Preferred Shares, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our preferred shares and other information you should know before investing in our Series F Preferred Shares. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Before you invest in the Series F Preferred Shares, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Incorporation of Certain Information by Reference.”

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Series F Preferred Shares in certain jurisdictions may be restricted by law. We are not making an offer of the Series F Preferred Shares in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Series F Preferred Shares. We are not making any representation to you regarding the legality of an investment in the Series F Preferred Shares by you under applicable investment or similar laws.

References to “we,” “us,” “our,” “EPR” or the “Company” refer to Entertainment Properties Trust. When we refer to our “Declaration of Trust” we mean Entertainment Properties Trust’s Amended and Restated Declaration of Trust, including the articles supplementary for each series of preferred shares, as amended. When we refer to our “Bylaws” we mean Entertainment Properties Trust’s Amended and Restated Bylaws. The term “you” refers to a prospective investor.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement or the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement, the accompanying prospectus, or information we later file with the SEC, modifies or replaces that information.

The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (File No. 001-13561) and are incorporated by reference in this prospectus supplement:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2011 (including information specifically incorporated by reference into our Annual Report on Form 10-K from our Proxy Statement for our 2011 Annual Meeting of Shareholders);

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012;

3.	Our Current Report on Form 8-K filed on January 6, 2012, our Current Report on Form 8-K filed on May 25, 2012; our Current Report on Form 8-K filed on August 1, 2012; our Current Report on Form 8-K filed on August 6, 2012; and our Current Report on Form 8-K filed on August 8, 2012; and

4.	The description of our common shares included in our registration statement on Form 8-A filed on November 4, 1997.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement, are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us at:

Investor Relations Department

Entertainment Properties Trust

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700/FAX (816) 472-5794

Email info@eprkc.com

Our SEC filings also are available on our Internet website at www.eprkc.com. The information on our website is not, and you must not consider the information to be, a part of or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus.

As you read these documents, you may find some differences in information from one document to another. You should assume that the information appearing in the prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of the date on their respective covers, and you should assume the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, this prospectus supplement and the accompanying prospectus and our reports filed under the Exchange Act and incorporated by reference in this prospectus supplement and the accompanying prospectus and other offering materials and documents deemed to be incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “expects,” “pipeline,” “anticipates,” estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms, or by discussions of strategy, plans or intentions.

Factors that could materially and adversely affect us include, but are not limited to, the factors listed below:

•	General international, national, regional and local business and economic conditions;

•	Continuing volatility in the financial markets;

•	Adverse changes in our credit ratings;

•	An increase in interest rates;

•

The duration or outcome of litigation, or other factors outside of the litigation, relating to our significant investment in a planned casino and resort development which may cause the development to be indefinitely delayed or cancelled;

•	The failure of a bank to fund a request by us to borrow money;

•	Failure of banks in which we have deposited funds;

•	Defaults in the performance of lease terms by our tenants;

•	Defaults by our customers and counterparties on their obligations owed to us;

•	A borrower’s bankruptcy or default;

•	The obsolescence of older multiplex theatres owned by some of our tenants or by any overbuilding of megaplex theatres in their markets;

•

Our ability to renew maturing leases with theatre tenants on terms comparable to prior leases and/or our ability to lease any re-claimed space from some of our larger theatres at economically favorable terms;

•	Risks of operating in the entertainment industry;

•	Our ability to compete effectively;

•	A single tenant represents a substantial portion of our lease revenue;

•	A single tenant leases or is the mortgagor of all our investments related to metropolitan ski areas and a single tenant leases a significant number of our public charter school properties;

•

The ability of our public charter school tenants to comply with their charters and continue to receive funding from state or other regulatory authorities, the approval by applicable governing authorities of substitute operators to assume control of any failed public charter schools and our ability to negotiate the terms of new leases with such substitute tenants on acceptable terms, and our ability to complete collateral substitutions as applicable;

•	Risks associated with use of leverage to acquire properties;

•	Financing arrangements that require lump-sum payments;

•	Our ability to raise capital;

•	Covenants in our debt instruments that limit our ability to take certain actions;

•	Risks of acquiring and developing properties and real estate companies;

•	The lack of diversification of our investment portfolio;

•	Our continued qualification as a real estate investment trust for U.S. federal income tax purposes (“REIT”);

•	The ability of our subsidiaries to satisfy their obligations;

•	Financing arrangements that expose us to funding or purchase risks;

•	We have a limited number of employees and the loss of personnel could harm operations;

•	Fluctuations in the value of real estate income and investments;

•

Risks relating to real estate ownership, leasing and development, for example local conditions such as an oversupply of space or a reduction in demand for real estate in the area, competition from other available space, whether tenants and users such as customers of our tenants consider a property attractive, changes in real estate taxes and other expenses, changes in market rental rates, the timing and costs associated with property improvements and rentals, changes in taxation or zoning laws or other governmental regulation, whether we are able to pass some or all of any increased operating costs through to tenants, and how well we manage our properties;

•	Our ability to secure adequate insurance and risk of potential uninsured losses, including from natural disasters;

•	Risks involved in joint ventures;

•	Risks in leasing multi-tenant properties;

•	A failure to comply with the Americans with Disabilities Act or other laws;

•	Risks of environmental liability;

•	Our real estate investments are relatively illiquid;

•	We own assets in foreign countries;

•	Risks associated with owning, operating or financing properties for which the tenant’s, mortgagor’s or our operations may be impacted by weather conditions and climate change;

•	Risks associated with the ownership of vineyards and wineries;

•	Our ability to pay distributions in cash or at current rates;

•	Risks associated with security breaches and other disruptions;

•	Fluctuations in interest rates;

•	Fluctuations in the market prices for our shares;

•	Certain limits on change in control imposed under law and by our Declaration of Trust and Bylaws;

•	Policy changes obtained without the approval of our shareholders;

•	Equity issuances could dilute the value of our shares;

•	Risks associated with changes in the Canadian exchange rate; and

•	Changes in laws and regulations, including tax laws and regulations.

You should consider the risks described in the “Risk Factors” section beginning on page S-15 of this prospectus supplement, the “Risk Factors” section beginning on page 5 of the accompanying prospectus and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011 and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus, whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed or incorporated by reference in this prospectus supplement or the accompanying prospectus may not occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all of the information that is important to you. Before making a decision to purchase our Series F Preferred Shares, you should carefully read this entire prospectus supplement and the accompanying prospectus, especially the “Risk Factors” section beginning on page S-15 of this prospectus supplement, the “Risk Factors” section beginning on page 5 of the accompanying prospectus and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011 and incorporated by reference herein, as well as the “Risk Factors” sections in our Quarterly Reports on Form 10-Q, to the extent applicable, as well as the financial statements and related notes and other information incorporated by reference in this prospectus supplement and in the accompanying prospectus. Unless otherwise indicated, financial information included in this prospectus supplement is presented on a historical basis.

About EPR

We are a leading specialty real estate investment trust, or “REIT,” with an investment portfolio that includes megaplex theatres, entertainment retail centers (centers typically anchored by an entertainment component such as a megaplex theatre and containing other entertainment-related or retail properties), public charter schools and other destination recreational and specialty properties. The underwriting of our investments is centered on key industry and property cash flow criteria. Our investments are also guided by a focus on inflection opportunities that are associated with or support enduring uses, excellent executions, attractive economics and an advantageous market position. We are a self-administered REIT. As of June 30, 2012, we had total assets of approximately $3.2 billion (before accumulated depreciation of approximately $0.4 billion).

We group our investments into four reportable operating segments: entertainment; education; recreation; and other. We began grouping our investments into these four segments for financial reporting purposes beginning with the quarterly period ended March 31, 2012. Prior to the first quarter of 2012, we aggregated the financial information of all of our investments into one reportable segment. The table below shows a breakdown of our total assets (after accumulated depreciation) as of June 30, 2012, and total revenue for the six months ended June 30, 2012, respectively, for each of these four reportable segments (dollars in thousands):

	Entertainment		Education		Recreation		Other
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Total Assets(1)	$1,765,830	62.3%	$328,535	11.6%	$377,105	13.3%	$290,330	10.2%
Total Revenue	$119,772	76.4%	$17,984	11.5%	$15,365	9.8%	$3,668	2.3%

(1)	Excludes $71.3 million of assets included in our corporate/unallocated segment.

Entertainment. Our entertainment investments include megaplex movie theatre properties, entertainment retail centers, land parcels leased to restaurants and retail operators adjacent to our theatre properties and other destination entertainment-related investments. Our theatre properties, which represent most of our entertainment investments, are leased to prominent theatre operators, including American Multi-Cinema (“AMC”), Regal Cinemas, Cinemark, Muvico Entertainment, Rave Motion Pictures and Southern Theatres.

For the six months ended June 30, 2012, approximately 33% of our total revenue and 43% of our entertainment segment total revenue were derived from AMC. On August 30, 2012, Dalian Wanda Group Co., Ltd. (“Wanda”) announced that it completed its acquisition of AMC Entertainment Holdings, Inc., the indirect parent of AMC (“AMCE Holdings”), in a transaction valued at $2.6 billion. Upon completion of the acquisition, AMCE Holdings became a wholly-owned subsidiary of Wanda. Subsequent to June 30, 2012, the leases at four of our megaplex theatres located in Canada were assumed by third-party operators and are no longer leased to AMC.

For the six months ended June 30, 2012, approximately 14% of our total revenue and 18% of our entertainment segment total revenue were derived from our four entertainment retail centers in Ontario, Canada.

Education. Our education investments consist entirely of investments in public charter schools. At June 30, 2012, affiliates of Imagine Schools, Inc. (“Imagine”) were the lessees of 69% of our public charter school properties (including properties under construction). For the six months ended June 30, 2012, approximately 9% of our total revenue and 79% of our education segment total revenue were derived from Imagine.

Recreation. Our recreation investments primarily include investments in water-parks and metropolitan ski properties and related development land.

Other. Our other investments include wineries, vineyards, construction in progress for real estate development and undeveloped land inventory. We are in the process of selling our vineyard and winery assets.

Recent Developments

Debt Financing

On August 8, 2012, we issued $350.0 million aggregate principal amount of our 5.750% Senior Notes due 2022, or the “2022 Notes.” The 2022 Notes bear interest at 5.750%. Interest is payable on February 15 and August 15 of each year beginning on February 15, 2013 until the stated maturity date of August 15, 2022. The 2022 Notes are unsecured and guaranteed by certain of our subsidiaries. We used the proceeds from the 2022 Notes offering to prepay in full our mortgage notes payable totaling approximately $167.6 million, which were secured by sixteen theatre properties and one entertainment retail center, and to repay the then outstanding principal balance under our unsecured revolving credit facility. In connection with the payment in full of the mortgage notes, during the three months ended September 30, 2012, we wrote off $439,000 of deferred financing costs (net of accumulated amortization) and we incurred $38,000 of costs associated with loan payoff.

Investments

Our investment spending in our operating segments since June 30, 2012 totals approximately $53.6 million, and included investments in each of our four operating segments.

Entertainment investment spending since June 30, 2012 totals $13.2 million, and relates primarily to investments in build-to-suit construction of megaplex theatres and other entertainment properties that are subject to long-term triple net leases. We also expect to consummate a mortgage loan on an additional entertainment property with a principal balance of approximately $22.0 million.

Education investment spending since June 30, 2012 totals $29.1 million, and relates primarily to investments in build-to-suit construction of public charter schools that are subject to long-term triple net leases. On August 15, 2012, we also completed a sale of a public charter school property for $4.5 million that was leased to Imagine. There was no gain or loss on this sale.

Recreation investment spending since June 30, 2012 totals $9.5 million, and relates primarily to build-to-suit construction of a golf-entertainment complex which is subject to a long-term triple net lease.

Other investment spending since June 30, 2012 totals $1.8 million.

Corporate Information

Our principal offices are located at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106. Our telephone number at that location is (816) 472-1700. Our website is located at www.eprkc.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

THE OFFERING

The summary below describes the principal terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a purchaser of the Series F Preferred Shares. For a more complete description of the terms of the Series F Preferred Shares, see “Description of the Series F Preferred Shares” in this prospectus supplement and “Description of Shares of Beneficial Interest” and “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws” in the accompanying prospectus.

Issuer	Entertainment Properties Trust.

Securities Offered	5,000,000 shares of 6.625% Series F Cumulative Redeemable Preferred Shares. We reserve the right to issue and sell additional Series F Preferred Shares at any time or from time to time.

Distributions	Holders of Series F Preferred Shares will be entitled to receive cumulative cash distributions on the Series F Preferred Shares from the original date of issuance at a rate of 6.625% per year of the $25.00 liquidation preference (equivalent to $1.65625 per year per share). Distributions on the Series F Preferred Shares are payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, or if not a business day, the next succeeding business day. The first distribution will be paid on January 15, 2013, and will be a distribution for more than a full quarterly period from and including the original issue date to and including January 15, 2013 in the amount of approximately $0.42787 per share. See “Description of the Series F Preferred Shares—Distributions.”

No Maturity	The Series F Preferred Shares will have no maturity date, and we are not required to redeem the Series F Preferred Shares. In addition, we are not required to set apart funds to redeem the Series F Preferred Shares. Accordingly, the Series F Preferred Shares will remain outstanding indefinitely unless we decide to redeem them or, under circumstances where the holders of Series F Preferred Shares have a conversion right, the holders of Series F Preferred Shares decide to convert them into common shares.

Optional Redemption	We may not redeem the Series F Preferred Shares prior to October 12, 2017, except as described under “Description of the Series F Preferred Shares—Redemption—Special Optional Redemption” and in limited circumstances relating to our continuing qualification as a REIT. On and after October 12, 2017, we may, at our option, redeem the Series F Preferred Shares, in whole or in part, at any time at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions to, but not including the redemption date.

Special Optional Redemption

In connection with a Change of Control (as defined below), we may, at our option, redeem the Series F Preferred Shares, in whole or in part, no later than 120 days after the first date on which such Change of Control occurs, at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions to, but not including the redemption date. If, prior to the Change of Control Conversion Date (as defined herein), we have timely provided notice of exercise of our redemption rights with respect to the Series F Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series F Preferred Shares will not have the conversion rights described below.

A “Change of Control” means the following events have occurred and are continuing:

•

the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person to exercise more than 50% of the total voting power of all of our shares entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the above bullet point, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts (“ADRs”) representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or the NASDAQ.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series F Preferred Shares will have the right, unless, prior to the Change of Control Conversion Date, we have timely provided notice of exercise of our redemption rights with respect to the Series F Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), to convert some or all of the Series F Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series F Preferred Share to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but not including the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series F Preferred Share distribution payment and prior to the corresponding Series F Preferred Share distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Share Price (as defined herein); and

•	1.1008 (the “Share Cap”), subject to certain adjustments,

subject, in each case, to an aggregate cap on the total number of common shares issuable upon exercise of the change of control conversion right and to provisions for the receipt of alternative consideration as described under “Description of the Series F Preferred Shares—Conversion Rights” in this prospectus supplement.

If we have timely provided a redemption notice (whether pursuant to our optional redemption right or our special optional redemption right) in connection with a Change of Control, holders of Series F Preferred Shares will not have any right to convert the Series F Preferred Shares in connection with the Change of Control Conversion Right, and any Series F Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Share Price” and for a description of the adjustments, limitations and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series F Preferred Shares—Conversion Rights” in this prospectus supplement.

Except as provided above in connection with a Change of Control, the Series F Preferred Shares will not be convertible into or exchangeable for any other securities or property.

Liquidation Preference	If we liquidate, dissolve or wind up, you will have the right to receive $25.00 per Series F Preferred Share, plus accrued and unpaid distributions (whether or not authorized or declared) to the date of payment, before any payments are made to our common shareholders or to holders of any other of our equity securities that we may issue ranking junior to the Series F Preferred Shares as to liquidation rights (but after any payments are made to holders of our debt, holders of our subsidiaries’ debt and holders of any other of our equity securities that we may issue ranking senior to the Series F Preferred Shares as to liquidation rights (which equity securities we may authorize only with the affirmative vote of the holders of at least two-thirds of the Series F Preferred Shares)). Your rights to receive the liquidation preference will be subject to the proportionate rights of each other series or class of our equity securities ranking on a parity with the Series F Preferred Shares that we have issued or may issue in the future (including our Series C, Series D and Series E preferred shares). See “Description of the Series F Preferred Shares—Liquidation Preference.”

Ranking	The Series F Preferred Shares will rank, with respect to distribution rights and rights upon our liquidation, dissolution or winding up:

•	junior to all of our existing and future debt obligations, including convertible or exchangeable debt securities;

•

senior to our common shares and to any other of our equity securities that by their terms rank junior to the Series F Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up;

•

on a parity with our outstanding Series C, Series D and Series E preferred shares and with any other series of our preferred shares or other equity securities that we may later authorize or issue in the future and that by their terms are on a parity with the Series F Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up; and

•

junior to any equity securities that we may later authorize or issue and that by their terms rank senior to the Series F Preferred Shares (which we may only authorize with the affirmative vote of the holders of at least two-thirds of the Series F Preferred Shares).

Voting Rights	Holders of Series F Preferred Shares generally will have no voting rights. However, if we do not pay distributions on our Series F Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the Series F Preferred Shares, voting together with the holders of any other series of our preferred shares which have similar voting rights, including our Series C, Series D and Series E preferred shares, will be entitled to vote for the election of two additional trustees to serve on our board of trustees until we pay or declare and set aside for payment all distributions which we owe on our preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of the Series F Preferred Shares is required for us to authorize, create or increase the number of shares ranking senior to the Series F Preferred Shares or to amend our Declaration of Trust in a manner that materially and adversely affects the rights of the holders of the Series F Preferred Shares. See “Description of the Series F Preferred Shares—Voting Rights.”

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, referred to herein as the Code, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of any taxable year. In addition, our Declaration of Trust and the articles supplementary establishing the Series F Preferred Shares contain provisions that limit to 9.8% the percentage ownership of our equity by class or series, including the Series F Preferred Shares or our common shares, by any one person or group of affiliated persons. Our Declaration of Trust and articles supplementary establishing the Series F Preferred Shares allow our board of trustees to waive this ownership limit, subject to certain conditions. See “Description of the Series F Preferred Shares—Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws—

Restrictions on Ownership and Transfer of Shares” on page 36 of the accompanying prospectus for more information about these restrictions.

Listing	We have filed an application to list the Series F Preferred Shares on the NYSE under the symbol “EPR PrF.” If the application is approved, trading of the Series F Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series F Preferred Shares.

Use of Proceeds	The net proceeds to us from the sale of the Series F Preferred Shares offered hereby are expected to be approximately $120.7 million, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering to redeem all of our outstanding Series D preferred shares at an aggregate redemption price of approximately $115.8 million (which includes approximately $800,000 of accrued and unpaid distributions at the anticipated redemption date) plus costs and expenses associated with the redemption. We intend to use the remaining net proceeds from this offering for general business purposes, which may include funding the acquisition, development or financing of properties. Pending application of any portion of the net proceeds from this offering, we may invest such proceeds in interest-bearing accounts or short-term interest-bearing securities which are consistent with our qualification as a REIT under the Code.

Form	The Series F Preferred Shares will be issued and maintained initially in book-entry form registered in the name of the nominee of The Depository Trust Company.

Settlement Date	Delivery of the Series F Preferred Shares will be made against payment therefor on or about October 12, 2012.

Risk Factors	Investing in the Series F Preferred Shares involves risk. See the “Risk Factors” section beginning on page S-15 of this prospectus supplement, the “Risk Factors” section beginning on page 5 of the accompanying prospectus and the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2011 and, to the extent applicable, our Quarterly Reports on Form 10-Q for other information you should consider before deciding to invest in the Series F Preferred Shares.

Tax Consequences	The U.S. federal income tax consequences of purchasing, owning and disposing of the Series F Preferred Shares and common shares into which the shares may be convertible are summarized in “Certain Material U.S. Federal Income Tax Considerations” on page S-35 of this prospectus supplement and “U.S. Federal Income Tax Considerations” on page 39 of the accompanying prospectus.

SUMMARY HISTORICAL FINANCIAL AND OTHER DATA

The following table sets forth certain of our summary consolidated financial data as of the dates and for the periods indicated. The summary consolidated balance sheet data and the summary consolidated operating statement data as of the end of, and for each year in, the three-year period ended December 31, 2011 have been derived from the historical consolidated financial statements of Entertainment Properties Trust, which financial statements have been audited by KPMG LLP, an independent registered public accounting firm. The consolidated financial statements as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and the report of KPMG LLP thereon, are incorporated by reference in this prospectus supplement. The summary consolidated balance sheet data as of June 30, 2012 and the summary consolidated operating statement data for the six months ended June 30, 2012 and 2011 have been derived from the unaudited historical consolidated financial statements of Entertainment Properties Trust, which are incorporated by reference in this prospectus supplement. The summary consolidated balance sheet data for the six months ended June 30, 2011 have been derived from the unaudited historical consolidated financial statements of Entertainment Properties Trust, which are not included or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Our historical results are not necessarily indicative of future performance or results of operations. Our results for the interim period are not necessarily indicative of the results that may be expected for a full year or for any other period. The summary financial data should be read in conjunction with, and is qualified in its entirety by reference to, the financial statements, related notes and schedules, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, respectively, and incorporated by reference in this prospectus supplement.

Operating Statement Data:

(Dollars in thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2011(1)	2010(1)	2009(1)
	(unaudited)
Rental revenue	$117,494	$111,406	$226,031	$219,949	$193,016
Tenant reimbursements	9,186	9,176	17,965	17,100	15,438
Other income	133	155	1,783	536	2,833
Mortgage and other financing income	29,976	27,262	55,880	52,258	44,999

Total revenue	156,789	147,999	301,659	289,843	256,286
Property operating expense	11,419	12,769	23,547	24,684	21,932
Other expense	916	1,157	3,999	1,106	2,185
General and administrative expense	12,288	10,573	20,173	18,225	15,133
Costs associated with loan refinancing or payoff, net	—	5,339	5,773	11,383	117
Interest expense, net	36,600	36,031	71,679	72,311	65,531
Transaction costs	189	1,349	1,730	517	3,321
Provision for loan losses	—	—	—	700	70,954
Impairment charges	8,195	24,298	27,115	463	2,083
Depreciation and amortization	25,073	23,455	47,927	45,359	41,401

Income equity in income from joint ventures and discontinued operations	62,109	33,028	99,716	115,095	33,629
Equity in income from joint ventures	324	1,555	2,847	2,138	895

Income from continuing operations	$62,433	$34,583	$102,563	$117,233	$34,524
Discontinued operations:
Loss from discontinued operations	(4,945)	(11,141)	(6,842)	(12,465)	(43,430)
Gain on sale or acquisition of real estate	720	18,293	19,545	8,287	—

Net income (loss)	58,208	41,735	115,266	113,055	(11,906)
Add: Net loss (income) attributable to noncontrolling interests	(37)	(2)	(38)	1,819	19,913

Net income attributable to Entertainment Properties Trust	58,171	41,733	115,228	114,874	8,007
Preferred dividend requirements	(12,003)	(15,103)	(28,140)	(30,206)	(30,206)
Preferred share redemption costs	—	—	(2,769)	—	—

Net income (loss) available to common shareholders	$46,168	$26,630	$84,319	$84,668	$(22,199)

	Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2011(1)	2010(1)	2009(1)
	(unaudited)
Per share data:
Basic earnings per share data:
Income from continuing operations	$1.08	$0.42	$1.54	$1.92	$0.12
Income (loss) from discontinued operations	(0.09)	0.15	0.27	(0.05)	(0.73)

Net income (loss) from discontinued operations	$0.99	$0.57	$1.81	$1.87	$(0.61)

Diluted earnings per share data:
Income from continuing operations	$1.07	$0.42	$1.53	$1.91	$0.12
Income (loss) from discontinued operations	(0.09)	0.15	0.27	(0.05)	(0.73)

Net income (loss) from discontinued operations	$0.98	$0.57	$1.80	$1.86	$(0.61)

Shares used for computation (in thousands):
Basic	46,751	46,576	46,640	45,206	36,122
Diluted	47,006	46,880	46,901	45,555	36,235
Cash dividends declared per common share	$1.50	$1.40	$2.80	$2.60	$2.60

Balance Sheet Data:

(Dollars in thousands)

	As of June 30,		As of December 31,
	2012	2011	2011	2010	2009
	(unaudited)
Net real estate investments	$2,066,803	$2,024,944	$2,031,090	$2,217,047	$1,867,358
Mortgage notes and related accrued interest receivable, net	403,619	311,439	325,097	305,404	522,880
Investment in direct financing lease, net	236,157	231,099	233,619	226,433	169,850
Total assets	2,833,667	2,729,716	2,733,995	2,923,420	2,680,732
Common dividends payable	35,128	32,660	32,709	30,253	27,880
Preferred dividends payable	6,002	7,552	6,002	7,551	7,552
Long-term debt	1,270,560	1,048,122	1,154,295	1,191,179	1,141,423
Total liabilities	1,361,157	1,148,371	1,235,892	1,292,162	1,212,775
Noncontrolling interests	306	28,021	28,054	28,019	(4,905)
Equity	1,471,510	1,581,345	1,498,103	1,631,258	1,467,957

Other Financial Data:

	Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2011(1)	2010(1)	2009(1)
	(unaudited)
Ratio of earnings to combined fixed charges and preferred distributions(2)	2.0x	1.4x	1.7x	1.8x	1.0x

(1)	The summary consolidated financial data for each of the three years ended December 31, 2011 have not been adjusted to account for the reclassification of discontinued operations related to our May 2012 sale of 197 plantable acres at our Buena Vista vineyard in Sonoma County, California for $13.0 million and a gain of $0.4 million. The Company believes the adjustment is not material to the previously stated financial results.
(2)	Computed by dividing earnings by combined fixed charges and preferred share distributions. For this purpose, (a) “earnings” is the sum of income from continuing operations before adjustment for income or loss from equity investees, plus fixed charges (excluding capitalized interest) and (b) “fixed charges” consist of interest expensed and capitalized and amortized premiums, discounts and capitalized expenses related to indebtedness. The ratios are based solely on historical financial information and no pro forma adjustments have been made.

RISK FACTORS

Investment in our Series F Preferred Shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below as well as other information contained in or incorporated by reference in this prospectus supplement before making an investment decision, including the risks described in the “Risk Factors” section beginning on page 5 of the accompanying prospectus and the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2011 and, to the extent applicable, in our Quarterly Reports on Form 10-Q. The risks and uncertainties described below and incorporated herein by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. The occurrence of any of these risks may cause you to lose all or part of your investment in the Series F Preferred Shares. See “Cautionary Statement Concerning Forward-Looking Statements.”

An active trading market for Series F Preferred Shares may not develop, which may negatively impact their market value and your ability to transfer or sell your shares, and the Series F Preferred Shares have no stated maturity date.

The Series F Preferred Shares are a new issue of securities for which there is currently no public market. Because the Series F Preferred Shares do not have a stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. Although we will apply to list the Series F Preferred Shares on the NYSE under the symbol “EPR PrF”, we cannot assure you that an active or sustained trading market for the Series F Preferred Shares will develop or that the holders will be able to sell their Series F Preferred Shares. The underwriters have informed us that they intend to make a market in the Series F Preferred Shares after this offering is completed. However, the underwriters may cease their market making activities at any time. Moreover, even if you are able to sell your Series F Preferred Shares, we cannot assure you as to the price at which any sales will be made. Future trading prices of the Series F Preferred Shares will depend on many factors, including, among other things, prevailing interest rates, our operating results, the price of our common shares, and the market for similar securities. Historically, the market for preferred securities has been subject to disruptions that have caused volatility in prices. It is possible that the market for the Series F Preferred Shares will be subject to disruptions which may have a negative effect on the holders of the Series F Preferred Shares, regardless of our prospects or financial performance.

We expect that the Series F Preferred Shares will be rated below investment grade. Additionally, the ratings on the Series F Preferred Shares could be revised downward or withdrawn at the discretion of the issuing rating agency.

Although the Series F Preferred Shares have not been rated yet, we have sought to obtain a rating for the Series F Preferred Shares. We currently anticipate that the rating of the Series F Preferred Shares, if obtained, will be below investment grade, which could adversely impact the market price of the Series F Preferred Shares. Below investment grade preferred securities are subject to a higher risk of price volatility than similar, higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for the issuer, or volatile markets, could lead to continued significant deterioration in market prices of below-investment grade rated securities. In addition, any ratings assigned to the Series F Preferred Shares or our other securities in the future, if they are lower than market expectations or are subsequently lowered or withdrawn entirely at the discretion of the issuing rating agency, could adversely affect the market for or the market value of the Series F Preferred Shares. A rating is not a recommendation to purchase, sell or hold any particular security, including the Series F Preferred Shares. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series F Preferred Shares may not reflect all risks related to us and our business, or the structure or market value of the Series F Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series F Preferred Shares.

The trading price for the Series F Preferred Shares could be substantially affected by various other factors.

As with other publicly-traded securities, the trading price for the Series F Preferred Shares will depend on many factors, which may change from time to time, including:

•	the trading price for our common shares, Series C, Series D and Series E preferred shares;

•	any increases in prevailing interest rates, which may negatively affect the market for the Series F Preferred Shares;

•	the market for similar securities;

•	additional issuances of other series or classes of preferred shares;

•	general economic conditions or conditions in the financial or real estate markets; and

•	our financial condition, performance and prospects.

We may issue additional securities and thereby materially and adversely affect the price of our Series F Preferred Shares.

We are not restricted from issuing additional common shares, preferred shares, or securities convertible into or exchangeable for our common shares, except that we may not authorize equity securities ranking senior to the Series F Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up without the affirmative vote of the holders of at least two-thirds of the Series F Preferred Shares (voting separately as a class). If we issue additional common shares, preferred shares or convertible or exchangeable securities, the price of the Series F Preferred Shares may be materially and adversely affected.

The Series F Preferred Shares will be subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred shares and by other transactions.

The payment of amounts due on the Series F Preferred Shares will be subordinated to all of our existing and future debt, including our unsecured revolving credit facility, our unsecured term loan facility and our outstanding senior unsecured notes, and will be structurally subordinated to the obligations of our subsidiaries. Our future debt may also include restrictions on our ability to pay distributions to preferred shareholders. The Series F Preferred Shares will be on a parity with our existing Series C, Series D and Series E preferred shares. We may also issue additional preferred shares in the future which are on a parity with (or, upon the affirmative vote or consent of the holders of two-thirds of the outstanding Series F Preferred Shares, senior to) the Series F Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up. The issuance of such additional preferred shares on parity with or senior to the Series F Preferred Shares would dilute the interests of the holders of the Series F Preferred Shares, and any issuance of preferred shares senior to the Series F Preferred Shares or of additional indebtedness could affect our ability to pay distributions on, or redeem or pay the liquidation preference on, the Series F Preferred Shares. Any of these factors may affect the trading price for the Series F Preferred Shares.

As a holder of Series F Preferred Shares, you will have extremely limited voting rights.

Your voting rights as a holder of Series F Preferred Shares will be limited. Our common shares are the only class of our securities that carry full voting rights. Holders of Series F Preferred Shares will be entitled to elect, voting together with any then outstanding preferred shares on a parity with the Series F Preferred Shares upon which like voting rights have been conferred and are exercisable, including our Series C, Series D and

Series E preferred shares, two additional trustees to serve on our board of trustees in the event that six or more quarterly distributions (whether or not consecutive) payable on the Series F Preferred Shares are in arrears. In addition, holders of Series F Preferred Shares will be entitled to vote on amendments to our Declaration of Trust, including the articles supplementary relating to the Series F Preferred Shares, whether by merger, consolidation, transfer, conveyance of substantially all of our assets or otherwise, or on a merger or consolidation, so as to affect materially and adversely any rights of the Series F Preferred Shares. Furthermore, holders of Series F Preferred Shares will be entitled to vote, together as a single class with any then outstanding parity preferred shares upon which like voting rights have been conferred and are exercisable, with respect to authorization, creation or issuance of additional shares ranking senior to the Series F Preferred Shares. Other than the limited circumstances described in this prospectus supplement, holders of Series F Preferred Shares will not have any voting rights. See “Description of the Series F Preferred Shares—Voting Rights.”

We will be able to redeem the Series F Preferred Shares at our option at any time beginning on October 12, 2017 and under certain other circumstances but are under no obligation to do so.

The Series F Preferred Shares will have no maturity date. We may, at our option, on and after October 12, 2017, redeem the Series F Preferred Shares, in whole or in part, at any time at a redemption price of $25.00 per share, plus accumulated and unpaid dividends, if any, to but not including the redemption date. We may also redeem the Series F Preferred Shares, in whole or in part upon the occurrence of certain changes of control before October 12, 2017 at a redemption price of $25.00 per share, plus accumulated and unpaid dividends, if any, to but not including the redemption date.

We do not need your consent in order to redeem the Series F Preferred Shares as described above. If we redeem your Series F Preferred Shares, you may not be able to invest the proceeds in an investment with a comparable return. You may not require us to redeem or repurchase the Series F Preferred Shares under any circumstances.

The change of control conversion feature of the Series F Preferred Shares may not adequately compensate you, and the change of control conversion and redemption features of the Series F Preferred Shares may make it more difficult for a party to take over EPR or discourage a party from taking over EPR.

Upon the occurrence of a Change of Control the result of which is that our common shares and the common securities of the acquiring or surviving entity (or ADRs representing such securities) are not listed on the NYSE, the NYSE MKT or the NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or the NASDAQ, holders of the Series F Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have timely provided notice of our election to redeem the Series F Preferred Shares) to convert some or all of their Series F Preferred Shares into our common shares (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the Series F Preferred Shares. See “Description of the Series F Preferred Shares—Conversion Rights” and “—Redemption—Special Optional Redemption.” Upon such a conversion, the holders will be limited to a maximum number of our common shares equal to the Share Cap multiplied by the number of Series F Preferred Shares converted. If the Common Share Price is less than $22.71 (which is 50% of the per-share closing sale price of our common shares on October 4, 2012), subject to adjustment, the holders will receive a maximum of 1.1008 common shares per Series F Preferred Share, which may result in a holder receiving value that is less than the liquidation preference of the Series F Preferred Shares.

In addition, these features of the Series F Preferred Shares may have the effect of inhibiting a third party from making an acquisition proposal for EPR or of delaying, deferring or preventing a change of control of EPR under circumstances that otherwise could provide the holders of our common shares and Series F Preferred Shares with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.

Conversion of Series F Preferred Shares will dilute the ownership interest of existing shareholders.

The conversion of some or all of the Series F Preferred Shares in connection with a change of control will dilute the ownership interests of existing shareholders. Any sales in the public market of the common shares issuable upon such conversion could adversely affect prevailing market prices of our common shares.

We may not be able to pay distributions upon events of default under our financing documents.

Some of our financing documents contain restrictions on distributions upon the occurrence of events of default thereunder. If such an event of default occurs, such as our failure to pay principal at maturity or interest when due for a specified period of time, we would be prohibited from making payments on our shares, including the Series F Preferred Shares.

We may not have the ability to raise the funds necessary to purchase for cash Series F Preferred Shares in connection with a change of control or otherwise.

Following a change of control, you may exercise a special right to convert your shares of Series F Preferred Shares as described under “Description of the Series F Preferred Shares—Conversion Rights” if we do not redeem the Series F Preferred Share pursuant to the special optional redemption as described under “Description of the Series F Preferred Shares—Redemption—Special Optional Redemption.” We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the redemption price in cash with respect to any Series F Preferred Shares in connection with a change of control. In addition, our then existing indebtedness could provide that a change of control would constitute an event of default or prepayment event under, and result in the acceleration of the maturity of, such indebtedness or could otherwise contain restrictions which would not allow us to redeem your Series F Preferred Shares.

USE OF PROCEEDS

The net proceeds to us from the sale of the Series F Preferred Shares offered hereby are expected to be approximately $120.7 million, after deducting the underwriting discount and our estimated offering expenses.

We intend to use the net proceeds from this offering to redeem all of our outstanding Series D preferred shares at an aggregate redemption price of approximately $115.8 million (which includes approximately $800,000 of accrued and unpaid distributions at the anticipated redemption date) plus costs and expenses associated with the redemption. We intend to use the remaining net proceeds from this offering for general business purposes, which may include funding the acquisition, development or financing of properties. Pending application of any portion of the net proceeds from this offering, we may invest such proceeds in interest-bearing accounts or short-term interest-bearing securities which are consistent with our qualification as a REIT under the Code.

The Series D preferred shares entitle holders to distributions at the rate of 7.375% per annum of the $25.00 liquidation preference. The Series D preferred shares have no maturity date.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2012, on:

•	an actual basis;

•	an as adjusted basis to reflect the issuance and sale of $350.0 million aggregate principal amount of the 2022 Notes on August 8, 2012 and application of the net proceeds thereof ; and

•	an as further adjusted basis to reflect the issuance and sale of the Series F Preferred Shares offered hereby and the application of the net proceeds thereof as described under “Use of Proceeds.”

This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and schedules and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, incorporated by reference in this prospectus supplement.

	As of June 30, 2012
(Dollars in thousands)	Actual	As adjusted(1)	As further adjusted(2)
	(unaudited)
Cash, cash equivalents and restricted cash	$31,904	$97,311	$103,024

Debt:
Unsecured revolving credit facility	112,000	—	—
Unsecured term loan facility	240,000	240,000	240,000
7.750% Senior Notes due 2020	250,000	250,000	250,000
5.750% Senior Notes due 2022	—	350,000	350,000
Other long-term debt	668,560	499,892	499,982

Total debt	1,270,560	1,339,892	1,339,892
Shareholders’ equity:
Common shares, $0.01 par value (75,000,000 shares authorized, 48,279,507 shares issued actual, as adjusted and as further adjusted)	482	482	482
Preferred shares, par value $0.01 per share (25,000,000 shares authorized):
Series C preferred shares (5,400,000 shares issued actual, as adjusted and as further adjusted)	54	54	54
Series D preferred shares (4,600,000 shares issued actual and as adjusted and no shares issued as further adjusted)	46	46	—
Series E preferred shares (3,450,000 shares issued actual, as adjusted and as further adjusted)	35	35	35
Series F preferred shares offered hereby (no shares issued actual and as adjusted and 5,000,000 shares issued as further adjusted)	—	—	50
Additional paid-in-capital	1,752,784	1,752,784	1,762,368 (3)
Treasury shares, at cost (1,442,159 shares)	(49,539)	(49,539)	(49,539)
Accumulated other comprehensive income	20,680	20,680	20,680
Distributions in excess of net income	(252,338)	(252,338)	(252,338)

Entertainment Properties Trust shareholders’ equity	1,472,204	1,472,204	1,481,792
Noncontrolling interests	306	306	306

Total shareholders’ equity	1,472,510	1,472,510	1,482,098

Total capitalization	$2,743,070	$2,812,402	$2,821,990

(1)	The “as adjusted” column reflects the issuance and sale of $350.0 million aggregate principal amount of the 2022 Notes and our use of the net proceeds of approximately $346.1 million thereof to repay in full outstanding fixed rate mortgage debt secured by a portion of our rental properties, which had an aggregate outstanding balance of $168.7 million as of June 30, 2012, and to repay the then outstanding principal balance of our unsecured revolving credit facility, which had an outstanding balance of $112.0 million as of June 30, 2012.

(2)	The “as further adjusted” column reflects the adjustments noted in (1) above and the issuance and sale of the Series F Preferred Shares offered hereby and our use of the net proceeds of approximately $120.7 million thereof to redeem all of our outstanding Series D preferred shares at an aggregate redemption price of approximately $115.0 million ($25.00 redemption price per share, but excluding accrued and unpaid distributions at the anticipated redemption date) plus costs and expenses associated with the redemption as described under “Use of Proceeds” (after deducting the underwriting discount and estimated expenses related to this offering payable by us). We intend to use the remaining net proceeds from this offering for general business purposes, which may include funding the acquisition, development or financing of properties. Pending application of any portion of the net proceeds from this offering, we may invest such proceeds in interest-bearing accounts or short-term interest-bearing securities which are consistent with our qualification as a REIT under the Code. The “as further adjusted” column does not give effect to the interim use of the net proceeds pending application of such proceeds to the redemption of all of our outstanding Series D preferred shares.

(3)	Also reflects $3.9 million of original issuance costs related to the Series D preferred shares.

DESCRIPTION OF THE SERIES F PREFERRED SHARES

The following is a summary of the material terms and provisions of the Series F Preferred Shares. This description supplements the description of the general terms and provisions of our preferred shares contained in the accompanying prospectus. To the extent the terms described herein differ from the terms described in the accompanying prospectus, you should rely on the terms set forth below. This is a summary and does not completely describe our Series F Preferred Shares. For a complete description, we refer you to our Declaration of Trust, the Articles Supplementary designating the Series F Preferred Shares and our Bylaws, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus and is available from us upon request.

General

Under our Declaration of Trust, we are authorized to issue up to 75,000,000 common shares and up to 25,000,000 preferred shares. As of October 3, 2012, a total of 46,841,039 common shares were issued and outstanding and 1,445,434 common shares were held in treasury, 5,400,000 shares of our 5.75% Series C preferred shares (liquidation preference of $25.00 per share) were outstanding, 4,600,000 shares of our 7.375% Series D preferred shares (liquidation preference of $25.00 per share) were outstanding and 3,450,000 of our 9.0% Series E preferred shares (liquidation preference of $25.00 per share) were outstanding. See “Capitalization.” See the Articles Supplementary relating to the (1) Series C preferred shares attached as Exhibit 3.2 to our Form 8-K filed with the SEC on December 21, 2006, (2) Series D preferred shares attached as Exhibit 3.2 to our Form 8-K filed with the SEC on May 4, 2007 and (3) Series E preferred shares attached as Exhibit 3.1 to our Form 8-K filed with the SEC on April 2, 2008, for information regarding our Series C, Series D and Series E preferred shares.

We are authorized to issue preferred shares in one or more series, with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption, in each case as permitted by Maryland law and determined by our Board of Trustees. See “Description of Shares of Beneficial Interest” and “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws” in the accompanying prospectus.

Prior to completing this offering, we will adopt articles supplementary establishing the Series F Preferred Shares. You may obtain a complete copy of the articles supplementary describing the Series F Preferred Shares by contacting us. The articles supplementary will initially authorize 5,000,000 Series F Preferred Shares. Our Board of Trustees may authorize additional Series F Preferred Shares from time to time.

The transfer agent, registrar and distribution disbursing agent for the Series F Preferred Shares will be Computershare Trust Company, N.A. The Series F Shares will be subject to the transfer restrictions described below in “—Restrictions on Ownership and Transfer” and in “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws—Restrictions on Ownership and Transfer of Shares” in the accompanying prospectus.

We have filed an application to list the Series F Preferred Shares on the NYSE. If the application is approved, trading of the Series F Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series F Preferred Shares.

We expect that the Series F Preferred Shares initially will be issued in uncertificated, book-entry form.

Maturity

The Series F Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption requirements.

Ranking

The Series F Preferred Shares will rank, with respect to distribution rights and rights upon our liquidation, dissolution or winding up:

•	junior to all of our existing and future debt obligations, including convertible or exchangeable debt securities;

•

senior to our common shares and to any other of our equity securities that by their terms rank junior to the Series F Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up;

•

on a parity with our outstanding Series C, Series D and Series E preferred shares and with any other series of our preferred shares or other equity securities that we may later authorize or issue in the future and that by their terms are on a parity with the Series F Preferred Shares; and

•

junior to any equity securities that we may later authorize and that by their terms rank senior to the Series F Preferred Shares (which we may only authorize with the affirmative vote of the holders of at least two-thirds of the Series F Preferred Shares).

Distributions

Subject to the rights of any senior securities we may authorize and designate in the future, we will distribute to the record holders of our Series F Preferred Shares cumulative preferential cash distributions of $1.65625 per share each year, which is equivalent to 6.625% of the $25.00 liquidation preference per year per Series F Preferred Share. Distributions will be distributed when, as and if declared by our Board of Trustees and will be payable out of assets legally available for such payments.

Distributions on the Series F Preferred Shares will be cumulative from and including the date of original issue by us and will be payable quarterly in arrears on the 15th day of January, April, July and October of each year or, if any such day is not a business day, then on the next succeeding business day. The term “business day” means each day, other than a Saturday or Sunday, which is not a day on which banks in New York, New York are required to close. We will pay the first distribution on January 15, 2013. That first distribution will be for more than a full quarterly period. Any distribution payable on the Series F Preferred Shares for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in our share records at the close of business on the applicable record date, which will be the same date set for any quarterly distribution payable to holders of our common shares and Series C, Series D and Series E preferred shares, or on such other date designated by our Board of Trustees that is not more than 30 nor less than 10 days prior to the due date for the distribution payment.

We will not declare distributions on the Series F Preferred Shares, or pay or set apart for payment distributions on the Series F Preferred Shares, at any time if the terms and provisions of any agreement to which we are a party, including any agreement relating to our indebtedness, prohibits the declaration, payment or setting apart for payment or provides that the declaration, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the declaration or payment is restricted or prohibited by law. These restrictions may include indirect covenants which require us to maintain specified levels of net worth or assets. We do not believe that these restrictions currently have any adverse impact on our ability to pay distributions on the Series F Preferred Shares.

Notwithstanding the foregoing, distributions on the Series F Preferred Shares will be cumulative and accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions, and whether or not those distributions are declared. Accrued but unpaid distributions on the Series F Preferred Shares will accumulate as of the due date on which each such distribution payment first becomes payable.

Unless full cumulative distributions on the Series F Preferred Shares for all past distribution periods and the then current distribution period have been or contemporaneously are declared and paid in cash or declared and contemporaneously a sum sufficient to pay them in full in cash is set apart for payment, we will not:

•

declare, pay, set apart for payment or otherwise make any distributions on any common shares or any other series of preferred shares ranking junior to the Series F Preferred Shares as to distributions and upon liquidation (other than a distribution paid in common shares or in any other class of shares ranking junior to the Series F Preferred Shares as to distributions and upon liquidation) or on any shares ranking on parity with the Series F Preferred Shares as to distributions and upon liquidation;

•

redeem, purchase or otherwise acquire for any consideration (or pay or make available any monies for a sinking fund for the redemption of any such shares) any common shares or any other series of preferred shares ranking junior to or on parity with the Series F Preferred Shares as to distributions and upon liquidation; provided that this restriction will not limit our acquisition of any such common shares or junior shares (1) by conversion into or exchange for any such common shares or junior shares, (2) by redemption, purchase or other acquisition of our common shares made for purposes of an incentive, benefit or share purchase plan of ours for officers, trustees or employees or others performing or providing similar services, or (3) for the purpose of preserving our status as a real estate investment trust for federal income tax purposes.

When we do not pay distributions in full (or we do not set apart a sum sufficient to pay them in full) upon the Series F Preferred Shares and any other series of preferred shares ranking on a parity as to distributions with the Series F Preferred Shares, we will declare any distributions upon the Series F Preferred Shares and any other series of preferred shares ranking on a parity as to distributions with the Series F Preferred Shares proportionately so that the distributions declared per share of Series F Preferred Shares and those other series of preferred shares will in all cases bear to each other the same ratio that accumulated, accrued and unpaid distributions per share on the Series F Preferred Shares and those other series of preferred shares (which will not include any accumulation in respect of unpaid distributions on such other series of preferred shares for prior distribution periods if those other series of preferred shares do not have cumulative distributions) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any distribution payment or payments on the Series F Preferred Shares which may be in arrears.

Record holders of our Series F Preferred Shares are not entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series F Preferred Shares as provided above, except as described under “Liquidation Preference,” “Redemption—Optional Redemption” and “Redemption—Special Optional Redemption” below. Any distribution payment made on the Series F Preferred Shares will first be credited against the earliest accrued but unpaid distributions due with respect to those shares which remain payable.

If, for any taxable year, we elect to designate any portion of the distributions, within the meaning of the Internal Revenue Code, paid or made available for the year to holders of all classes of our shares of beneficial interest as “capital gain dividends,” as defined in Section 857 of the Internal Revenue Code, then the portion of the distributions designated as capital gain dividends that will be allocable to the record holders of our Series F Preferred Shares will be the portion of the distributions designated as capital gain dividends multiplied by a fraction, the numerator of which will be the total distributions paid or made available to such record holders of our Series F Preferred Shares for the year and the denominator of which will be the total distributions paid or made available for the year to holders of all classes of our shares of beneficial interest.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the record holders of the Series F Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accumulated, accrued and unpaid distributions (whether or not declared) to the date of final distribution to such holders, before any distribution or payment may be made to holders of our common shares or any other class or series of shares ranking junior to the Series F Preferred Shares as to liquidation rights. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidation distributions on all outstanding Series F Preferred Shares and the corresponding amounts payable on all other classes or series of shares ranking on a parity with the Series F Preferred Shares as to liquidation rights, then the record holders of the Series F Preferred Shares and all other classes or series of shares of that kind will share proportionately in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

The record holders of our Series F Preferred Shares will be entitled to written notice of any liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no other right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or other entity with or into us or the sale, lease, transfer or other conveyance of all or substantially all of our assets will not be deemed to constitute our liquidation, dissolution or winding-up. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of our Series F Preferred Shares will not be added to our total liabilities.

Redemption

We may not redeem the Series F Preferred Shares prior to October 12, 2017, except as described under “—Special Optional Redemption” and “Restrictions on Ownership and Transfer.” Nevertheless, in order to ensure that we remain qualified as a REIT for federal income tax purposes, the Series F Preferred Shares will be subject to provisions of our Declaration of Trust, under which Series F Preferred Shares owned by a shareholder in excess of the ownership limit, as defined in this prospectus supplement, will be designated automatically as Excess Shares and transferred as described in “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws—Restrictions on Ownership and Transfer of Shares” in the accompanying prospectus, and we may purchase the Excess Shares after that transfer in accordance with the terms of our Declaration of Trust as described in the accompanying prospectus.

Optional Redemption

On or after October 12, 2017, we may, at our option upon not fewer than 30 nor more than 60 days’ written notice, redeem the Series F Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including, the redemption date (except as provided below), without interest. Holders of Series F Preferred Shares to be redeemed will surrender the certificates evidencing such shares to the extent such shares are certificated, at the place designated in the notice and will be entitled to the redemption price and any accumulated and unpaid distributions payable upon the redemption following surrender of the certificates.

Special Optional Redemption

In connection with a Change of Control (as defined below), we may, at our option, upon not fewer than 30 nor more than 60 days’ written notice, redeem the Series F Preferred Shares, in whole or in part, no later than 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions to, but not including, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have timely provided notice of exercise of our redemption rights with respect to the Series F Preferred Shares (whether pursuant to our optional redemption right described above or our special optional redemption right), the holders of Series F Preferred Shares will not have the conversion right described under “—Conversion Rights.”

A “Change of Control” means that the following events have occurred and are continuing:

•

the acquisition by any “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person to exercise more than 50% of the total voting power of all of our shares entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or the NASDAQ.

General

We will mail to record holders of the Series F Preferred Shares a notice of redemption to their address shown on our share transfer books no fewer than 30 nor more than 60 days before the redemption date. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series F Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of Series F Preferred Shares to be redeemed;

•	to the extent such shares are certificated, the place or places where the certificates for the Series F Preferred Shares, if any, are to be surrendered for payment;

•

if the Series F Preferred Shares are being redeemed pursuant to a special optional redemption, that the Series F Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•

if the Series F Preferred Shares are being redeemed pursuant to a special optional redemption, that the holders of the Series F Preferred Shares to which the notice relates will not be able to tender such Series F Preferred Shares for conversion in connection with the Change of Control and each Series F Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and

•	that distributions on the Series F Preferred Shares to be redeemed will cease to accumulate immediately prior to the redemption date.

If a notice of redemption of any Series F Preferred Shares has been given and if we have set apart in trust the funds necessary for the redemption for the benefit of the record holders of Series F Preferred Shares so called for redemption, then from and after the redemption date, distributions will cease to accumulate on the

Series F Preferred Shares designated for redemption, such Series F Preferred Shares will no longer be deemed outstanding, such Series F Preferred Shares will not thereafter be transferred (except with our consent) on our share transfer records and all rights of the holders of such Series F Preferred Shares will terminate, except for the right to receive the redemption price plus any accumulated and unpaid distributions payable upon the redemption date.

Except as otherwise provided herein, the redemption provisions of the Series F Preferred Shares do not in any way limit our right or ability to purchase, from time to time either at a public or a private sale, Series F Preferred Shares at such price or prices as we may determine, subject to the provisions of applicable law.

Immediately prior to any redemption of the Series F Preferred Shares, we will pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a distribution record date and prior to the corresponding distribution payment date, in which case each holder of Series F Preferred Shares at the close of business on the distribution record date will be entitled to the distribution payable on the Series F Preferred Shares on the corresponding distribution payment date notwithstanding the redemption of those shares before that distribution payment date. Except as provided herein, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series F Preferred Shares for which a notice of redemption has been given.

In addition, we will comply with any applicable requirements of the NYSE or any other securities exchange on which the Series F Preferred Shares may be listed from time to time. If we redeem fewer than all of the outstanding Series F Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series F Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series F Preferred Shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose.

Unless full cumulative distributions on all Series F Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series F Preferred Shares may be redeemed unless all outstanding Series F Preferred Shares are simultaneously redeemed; provided, however, that we may redeem or purchase Series F Preferred Shares as described under “Restrictions on Ownership and Transfer” in order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all Series F Preferred Shares. In addition, unless full cumulative distributions on all Series F Preferred Shares have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, we may not purchase or otherwise acquire directly or indirectly for any consideration, nor may any monies be paid to or be made available for a sinking fund for the redemption of, any Series F Preferred Shares (except by conversion into or exchange for junior securities or by redemption, purchase or acquisition of equity securities under our incentive, benefit or share purchase plans for officers, trustees or others performing or providing similar services); provided, however, that we may purchase or acquire Series F Preferred Shares as described under “Restrictions on Ownership and Transfer” for the purpose of preserving our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series F Preferred Shares.

Any Series F Preferred Shares that we redeem or otherwise reacquire will be retired and will be restored to the status of authorized and unissued preferred shares without designation as to class or series and may be reissued as shares of any class or series of preferred shares.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series F Preferred Shares will have the right, unless, prior to the Change of Control Conversion Date, we have timely provided notice of our election to redeem the Series F Preferred Shares as described under “Redemption—Conversion Rights,” to convert some or all of the Series F Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per Series F Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (1) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series F Preferred Share distribution payment and prior to the corresponding Series F Preferred Share distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (2) the Common Share Price (as defined below) (such quotient, the “Conversion Rate”); and

•	1.1008 (the “Share Cap”), subject to the adjustments in the next paragraph.

The Share Cap will be subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as a result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (1) the Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of our common shares outstanding immediately after, and solely as a result of, such Share Split, and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 5,504,000 common shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap will be subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and is also subject to a corresponding adjustment if the number of authorized Series F Preferred Shares is increased and such additional shares are thereafter issued.

In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series F Preferred Shares will receive, upon conversion of such Series F Preferred Shares, the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

In the event that holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series F Preferred Shares will receive will be the form of the consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional common shares upon the conversion of the Series F Preferred Shares. Instead, we will pay the cash value (computed to the nearest cent) of such fractional shares, based on the Common Share Price (as defined below).

No later than 15 days following the occurrence of a Change of Control (unless we have provided notice of our intention to redeem all of the Series F Preferred Shares as described above), we will provide to record holders of Series F Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series F Preferred Shares except as to the holder to whom notice was defective or not given. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series F Preferred Shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series F Preferred Shares, holders will not be able to convert Series F Preferred Shares and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series F Preferred Share;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series F Preferred Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series F Preferred Shares.

In order to exercise the Change of Control Conversion Right, the holder of Series F Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, any certificates evidencing Series F Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series F Preferred Shares to be converted; and

•	that the Series F Preferred Shares are to be converted pursuant to the applicable provisions of the Series F Preferred Shares.

The “Change of Control Conversion Date” will be the date the Series F Preferred Shares are to be converted, which will be a business day selected by the Company that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice of occurrence of a Change of Control described above to the holders of Series F Preferred Shares.

The “Common Share Price” will be: (1) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (2) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

Holders of Series F Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn Series F Preferred Shares;

•	if certificated Series F Preferred Shares have been issued, the certificate numbers of the withdrawn Series F Preferred Shares; and

•	the number of Series F Preferred Shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series F Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Series F Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series F Preferred Shares, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series F Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series F Preferred Shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including, the redemption date.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

We will at all times reserve and keep available out of the authorized and unissued common shares or common shares held in the treasury by us, solely for issuance upon the conversion of the Series F Preferred Shares, that number of shares of common stock as shall from time to time be issuable upon the conversion of all the Series F Preferred Shares then outstanding.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and securities exchange rules in connection with any conversion of Series F Preferred Shares into our common shares. Notwithstanding any other provision of the Series F Preferred Shares, no holder of Series F Preferred Shares will be entitled to convert such Series F Preferred Shares for our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our Declaration of Trust, unless we provide an exemption from this limitation for such holder. See “Restrictions on Ownership and Transfer.”

These Change of Control conversion and redemption features may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors—The change of control conversion feature of the Series F Preferred Shares may not adequately compensate you, and the change of control conversion and redemption features of the Series F Preferred Shares may make it more difficult for a party to take over EPR or discourage a party from taking over EPR.”

Except as provided above in connection with a Change of Control, the Series F Preferred Shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of Series F Preferred Shares generally will have no voting rights, except as described below.

If full cumulative distributions are not paid on the Series F Preferred Shares for six or more quarterly periods (whether or not consecutive), a preferred distribution default will exist, and holders of the Series F Preferred Shares, voting together as a class with the holders of all other classes or series of our preferred shares ranking on a parity with the Series F Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to elect two additional trustees to our Board of Trustees, referred to as preferred share trustees. The election will take place at the next annual meeting of shareholders, or at a special meeting of the holders of Series F Preferred Shares and any other class or series of preferred shares upon which like voting rights have been conferred and are exercisable called for that purpose and each subsequent annual meeting (or special meeting held in its place) unless and until all distributions accumulated on the Series F Preferred Shares and on any other class or series of preferred shares upon which like voting rights have been conferred and are exercisable have been paid in full for all past distribution periods and the distribution for the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. Each preferred share trustee will be elected by a plurality of the votes cast in the election to serve until the trustee’s successor is duly elected and qualifies or until the trustee’s right to hold the office terminates, whichever occurs earlier, and will be entitled to one vote on any matter.

Upon such election, the size of our Board of Trustees will be increased by two trustees. So long as a preferred distribution default continues, any vacancy in the office of a preferred distribution trustee elected under this paragraph may be filled by written consent of the other preferred distribution trustee who remains in office or by a vote of the holders of the outstanding Series F Preferred Shares when they have the voting rights described above (voting together as a class with all other classes or series of preferred shares ranking on a parity with the Series F Preferred Shares upon which like voting rights have been conferred and are exercisable). If and when all such accumulated distributions shall have been paid in full on the Series F Preferred Shares and all other classes or series of preferred shares ranking on a parity with the Series F Preferred Shares upon which like voting rights have been conferred and are exercisable, the voting rights set forth above will terminate (subject to reinstatement in the event of each and every preferred distribution default) the term of office of each of the preferred share trustees so elected will terminate and the size of our Board of Trustees will be reduced accordingly.

In addition, so long as any Series F Preferred Shares remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series F Preferred Shares (voting separately as a class) will be required to:

•

amend, alter or repeal any of the provisions of our Declaration of Trust (including the articles supplementary) or our bylaws, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, in a manner that materially and adversely affects the powers, rights, privileges or preferences of the Series F Preferred Shares or the holders of the Series F Preferred Shares; provided, however, that the amendment of, or supplement to, the provisions of our Declaration of Trust so as to authorize, create, increase or decrease the authorized amount of any shares ranking on a parity with or junior to the Series F Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up, or the issuance of any such shares, shall not be deemed to materially adversely affect the powers, rights or preferences of the Series F Preferred Shares;

•

effect a share exchange that affects the Series F Preferred Shares, a consolidation with or merger of us into another entity, or a consolidation with or merger of another entity into us, unless in each such case each Series F Preferred Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for preferred shares of the surviving entity having preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption identical to that of the Series F Preferred Shares (except for changes that do not materially and adversely affect the holders of the Series F Preferred Shares); or

•

authorize, reclassify or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series F Preferred Shares as to distributions and upon liquidation or any security convertible into or evidencing the right to purchase any class or series of such shares.

Holders of the Series F Preferred Shares will not have any voting rights with respect to, and the consent of the holders of the Series F Preferred Shares is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of our Series F Preferred Shares, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have converted, repurchased or otherwise reacquired or called for conversion or repurchase upon proper procedures all outstanding Series F Preferred Shares.

In any matter in which the Series F Preferred Shares are entitled to vote, each Series F Preferred Share will be entitled to one vote. If the holders of Series F Preferred Shares and another class or series of preferred shares are entitled to vote together as a single class on any matter, the Series F Preferred Shares and the shares of the other class or series will have one vote for each $25.00 of liquidation preference.

Information Rights

During any period in which we are not subject to the reporting requirements of the Exchange Act, but Series F Preferred Shares are outstanding, we will mail to all holders of Series F Preferred Shares, as their names and addresses appear in our record books, copies of the annual reports and quarterly reports that we would have been required to file with the SEC if we were so subject (other than any exhibits that would have been required). We will mail the reports within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to the reporting requirements of the Exchange Act. In addition, during the same period, we will, promptly upon written request, supply copies of such reports to any prospective holder of Series F Preferred Shares.

Restrictions on Ownership and Transfer

Our Declaration of Trust restricts the number of shares which may be owned by shareholders. Generally, for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities and constructive ownership among specified family members) at any time during the last half of a taxable year. The shares must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or a proportionate part of a shorter taxable year. In order to maintain our qualification as a REIT, our Declaration of Trust contains restrictions on the acquisition of shares intended to ensure compliance with these requirements.

Our Declaration of Trust generally provides that any person (not just individuals) holding more than 9.8% in number of shares or value, of the outstanding shares of any class or series of our common shares or preferred shares (the “Ownership Limit”) may be subject to forfeiture of the shares (including common shares and preferred shares) owned in excess of the Ownership Limit (“Excess Shares”). The Excess Shares may be transferred to a trust for the benefit of one or more charitable beneficiaries. The trustee of that trust would have the right to vote the voting Excess Shares, and distributions on the Excess Shares would be payable to the trustee for the benefit of the charitable beneficiaries. Holders of Excess Shares would be entitled to compensation for their Excess Shares, but that compensation may be less than the price they paid for the Excess Shares. Persons who hold Excess Shares or who intend to acquire Excess Shares must provide written notice to us.

Our Ownership Limit may also act to deter an unfriendly takeover of the Company.

The Series F Preferred Shares will be subject to provisions of our Declaration of Trust, including the articles supplementary for the Series F Preferred Shares, under which any Series F Preferred Shares owned by a shareholder in excess of the Ownership Limit, will automatically be designated Excess Shares and transferred to a trust for the exclusive benefit of a charitable beneficiary which we will designate. Owners of Excess Shares are entitled to compensation for their Excess Shares in accordance with the terms of our Declaration of Trust, but such compensation may be less than the amount they paid for those Excess Shares.

The articles supplementary for the Series F Preferred Shares and our Declaration of Trust contain provisions that allow our Board of Trustees to waive this ownership limit, subject to certain conditions.

Preemptive Rights

No holders of the Series F Preferred Shares will, as holders, have any preemptive rights to purchase or subscribe for our common shares or any other security of our company.

Form and Book-Entry System

The Series F Preferred Shares will initially be issued and maintained in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series F Preferred Shares. Owners of beneficial interests in the Series F Preferred Shares represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series F Preferred Shares, in accordance with the procedures and practices of DTC. Owners of such beneficial interests will not be holders and will not be entitled to any rights provided to the holders of the Series F Preferred Shares under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

Any holder of Series F Preferred Shares will have the right to request a certificate therefor and upon such request made in writing to the Transfer Agent and Registrar for the Series F Preferred Shares, we will cause to be issued a duly executed certificate for such Series F Preferred Shares registered in the name in which the Series F Preferred Shares were held in book-entry form or such other name(s) as specified by the holder in writing. In addition, the Series F Preferred Shares, represented by one or more global securities, will be exchangeable for certificated securities with the same terms if:

•

DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within ninety (90) days; or

•	we decide to discontinue use of the system of book-entry transfer through DTC.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniformed Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Please read the prospectus under the heading “U.S. Federal Income Tax Considerations” on page 39 of the accompanying prospectus for additional U.S. federal income tax considerations that apply to this offering.

The following summary describes certain material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of the Series F Preferred Shares. This summary supplements and updates the more detailed description of these matters in the “U.S. Federal Income Tax Considerations” section of the accompanying prospectus. Stinson Morrison Hecker LLP will render a legal opinion that the discussions in this section and in the “U.S. Federal Income Tax Considerations” section of the accompanying prospectus are accurate in all material respects and, taken together, fairly summarize the federal income tax consequences discussed in those sections. Specifically, subject to certain qualifications and certain assumptions contained in its opinion, Stinson Morrison Hecker LLP will give an opinion to the effect that we have qualified as a REIT under the Code from our 1997 taxable year through the date hereof, we are organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for future taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service (“IRS”) or any court.

In providing its opinion, Stinson Morrison Hecker LLP is relying, without independent investigation, on certain representations as to factual matters made by us, including representations made by us in a representation letter and certificate provided by our officers and our factual representations set forth herein and in registration statements previously filed with the SEC.

This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or the tax considerations arising under U.S. federal estate, gift and other tax laws. In addition, this discussion does not address all tax considerations that may be applicable to the particular circumstances of the beneficial owners of the Series F Preferred Shares or to beneficial owners of the Series F Preferred Shares that may be subject to special tax rules, such as, for example:

•	brokers and dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	banks, insurance companies, or other financial institutions;

•	real estate investment trusts and regulated investment companies and shareholders of such entities;

•	controlled foreign corporations and passive foreign investment companies and shareholders of such corporations;

•	tax-exempt organizations, retirement plans, individual retirement accounts and tax-deferred accounts;

•	persons who have ceased to be citizens or residents of the United States;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	persons that will hold the Series F Preferred Shares as a position in a hedging transaction, straddle, conversion transaction, wash sale or other risk reduction transaction;

•	persons deemed to sell the Series F Preferred Shares under the constructive sale provisions of the Code;

•	persons subject to the alternative minimum tax; and

•	partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, and beneficial owners of pass-through entities.

If any entity or arrangement classified as a partnership holds Series F Preferred Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership holding the Series F Preferred Shares or a partner in such partnership, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Series F Preferred Shares.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. This summary is not binding on the IRS. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court.

If you are considering purchasing Series F Preferred Shares, you are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations arising under the U.S. federal estate or gift tax rules, under the laws of any state, local, or foreign taxing jurisdiction or under any applicable income tax treaty.

Taxation of Shareholders of Series F Preferred Shares Generally

The accompanying prospectus, under the heading “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders,—Taxation of Tax-Exempt Shareholders and—Taxation of Non-U.S. Shareholders,” describes in general the tax treatment of distributions that we make in respect of any of our shares and the tax consequences that arise from the sale or disposition of our shares. The discussion below supplements the discussion set out in the accompanying prospectus with respect to an investment in Series F Preferred Shares.

Conversion of Series F Preferred Shares

Subject to the discussion below, assuming that Series F Preferred Shares will not be converted at a time when there are distributions in arrears, in general, no gain or loss will be recognized by a U.S. shareholder (as defined below) for U.S. federal income tax purposes upon the conversion of our Series F Preferred Shares into our common shares. Thus, the initial tax basis that such U.S. shareholder will have for tax purposes in the common shares received will be equal to the adjusted tax basis such U.S. shareholder had in the Series F Preferred Shares converted (but the tax basis will be reduced by that portion of adjusted tax basis in the Series F Preferred Shares allocated to any fractional common share exchanged for cash) and, provided that the Series F Preferred Shares were held as a capital asset, the holding period for the common shares received will include the holding period for the Series F Preferred Shares converted. A U.S. shareholder will generally recognize gain or loss on the receipt of cash in lieu of a fractional common share in an amount equal to the difference between the amount of cash received and such U.S. shareholder’s adjusted tax basis in such fractional share.

If a conversion occurs when there is a dividend arrearage on the Series F Preferred Shares and the fair market value of the common shares received exceeds the liquidation preference of the Series F Preferred Shares, a portion of the common shares received might be treated as a dividend distribution taxable as ordinary income. A U.S. shareholder’s holding period for any common shares so treated would begin on the day following the day of receipt, and the U.S. shareholder’s tax basis for any such common shares would equal their fair market value on the day of receipt.

If, upon a change of control event, we provide notice of our election to redeem the Series F Preferred Shares prior to the change of control conversion date, the redemption would be treated as a taxable disposition with the tax consequences described in the accompanying prospectus under the heading “U.S. Federal Income Tax Considerations—Taxation of U.S. Shareholders—Redemption of Shares.”

A Non-U.S. shareholder (as defined below) holding Series F Preferred Shares generally will not recognize gain or loss upon the conversion of the Series F Preferred Shares into our common shares, provided the Series F Preferred Shares do not constitute a United States real property interest (as defined under Section 897 of the Code) or USRPI. Even if the Series F Preferred Shares do constitute a USRPI, provided our common stock also constitutes a USRPI, a Non-U.S. shareholder generally will not recognize gain or loss upon a conversion of the Series F Preferred Shares into our common shares provided certain reporting requirements related to FIRPTA (as defined in the accompanying perspectus) are satisfied. If the Series F Preferred Shares do not constitute a USRPI and such requirements are not satisfied, however, a conversion of Series F Preferred Shares for our common shares will be treated as a taxable exchange. Such a taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such Non-U.S. shareholder’s common shares received over such Non-U.S. shareholder’s adjusted tax basis in its Series F Preferred Shares. Collection of such tax will be enforced by a refundable withholding tax at a rate of 10% of the value of our common shares received. We do not expect that the Series F Preferred Shares or our common shares will constitute a USRPI. See the discussion in the accompanying prospectus under the heading “U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Shareholders—Sale of Shares.”

Taxation of U.S. Shareholders on Distributions on Series F Preferred Shares

As used herein, the term “U.S. shareholder” means a beneficial owner of Series F Preferred Shares that (for U.S. federal income tax purposes):

•	is a citizen or resident of the United States;

•

is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, the Treasury provides otherwise by regulations);

•	is an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

is a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The accompanying prospectus, under the heading “U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Shareholders” generally describes the tax treatment of distributions that are made in respect of our shares and the tax consequences that arise from the sale or other taxable disposition of our shares. The discussion below supplements the prospectus discussion with respect to an investment in our Series F Preferred Shares.

Distributions Generally

In determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to the Series F Preferred Shares, and then to our common shares. Therefore, depending on our earnings and profits, distributions with respect to the Series F Preferred Shares (as compared to distributions with respect to our common shares) are more likely to be treated as dividends than as return of capital or a distribution in excess of tax basis. For a discussion of the taxation of distributions on our shares generally, see “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders—Distributions Generally and—Capital Gain Distributions” in the accompanying prospectus.

Backup Withholding and Information Reporting

Backup withholding at the applicable statutory rate which is currently 28% (and is scheduled to increase to 31% for taxable years beginning on or after January 1, 2013) may apply when a U.S. shareholder receives dividends. See the discussion in the accompanying prospectus at “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders—Backup Withholding.”

Taxation of Non-U.S. Shareholders

As used herein, the term “Non-U.S. shareholder” means a beneficial owner of Series F Preferred Shares that is not a U.S. shareholder as described above. The accompanying prospectus, under the heading “U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Shareholders” generally describes the tax treatment of distributions that are made in respect of our shares held by a Non-U.S. Shareholder and the tax consequences that arise from the sale or other taxable disposition of our shares by such a shareholder. The discussion below supplements the prospectus discussion with respect to a Non-U.S. Shareholder’s investment in our Series F Preferred Shares.

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 28%, which rate currently is scheduled to increase to 31% for taxable years beginning on or after January 1, 2013) generally will not apply to distributions made to a Non-U.S. shareholder with respect to the Series F Preferred Shares, provided that we do not have actual knowledge or reason to know that the Non-U.S. shareholder is a U.S. person and the Non-U.S. shareholder has given us the certification described in the accompanying prospectus under the heading “Taxation of Non-U.S. shareholders—Backup Withholding Tax and Information Reporting.” However, we generally will be required to report annually to the IRS and to a Non-U.S. shareholder (i) the amount of any dividends paid to the Non-U.S. shareholder, regardless of whether any tax was actually withheld and (ii) the amount of any tax withheld with respect to any dividends paid to the Non-U.S. shareholder. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities of the country in which the Non-U.S. shareholder resides.

The gross proceeds from the sale or other disposition by a Non-U.S. shareholder of the Series F Preferred Shares (including a conversion or redemption) may be subject to information reporting and backup withholding tax (currently at a rate of 28%, which rate currently is scheduled to increase to 31% for taxable years beginning on or after January 1, 2013). If a Non-U.S. shareholder sells or otherwise disposes of the Series F Preferred Shares outside the United States through a non-U.S. office of a non-U.S. broker and the proceeds are paid to the Non-U.S. shareholder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of proceeds from the sale or other disposition by a Non-U.S. shareholder of the Series F Preferred Shares, even if that payment is made outside the United States, if the Non-U.S. shareholder sells or otherwise disposes of the Series F Preferred Shares through a non-U.S. office of a U.S. broker or a non-U.S. broker with certain connections to the United States, unless the broker has documentary evidence in its files that the Non-U.S. shareholder is not a U.S. person and certain other conditions are met, or the Non-U.S. shareholder otherwise establishes an exemption. If a Non-U.S. shareholder receives payments of the proceeds of a sale or other disposition of the Series F Preferred Shares to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless such shareholder provides an IRS Form W-8BEN (or other applicable form) certifying that the Non-U.S. shareholder is not a U.S. person or the Non-U.S. shareholder otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the Non-U.S. shareholder is a U.S. person or the conditions of any other claimed exemption are not, in fact, satisfied. A Non-U.S. shareholder generally will be entitled to a credit or refund with respect to any amounts withheld under the backup withholding rules against such shareholder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. shareholders should consult their tax advisors regarding the application of backup withholding and information reporting in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

Recent Tax Law Changes

Medicare Tax on Investment Income

The Health Care and Education Reconciliation Act of 2010 requires certain U.S. shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds to pay an additional 3.8% Medicare tax on all or a portion of their “net investment income”, including dividend distributions on our shares and capital gains from the sale or other taxable disposition of our Series F Preferred Shares, for taxable years beginning after December 31, 2012. Prospective U.S. shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their acquisition, ownership and disposition of the Series F Preferred Shares.

Sunset of Reduced Tax Rates

On December 17, 2010, the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 (the “Job Creation Act”) was enacted. Among other things, the Job Creation Act extended until December 31, 2012 certain reduced tax rates that had been scheduled to expire after December 31, 2010, including the reduced 15% maximum rate of tax on capital gains the reduced 35% maximum rate of tax on ordinary income and the application of the capital gains tax rate to certain “qualified dividend income” discussed in the accompanying prospectus. Absent legislative action, effective for taxable years beginning after December 31, 2012, the maximum rate of tax on capital gains will revert to 20% and the maximum rate of tax on ordinary income, including any dividend income on a redemption not qualifying for sale or exchange treatment, will revert to 39.6%.

Reporting and Withholding on Foreign Financial Accounts

On March 18, 2010, the President signed the Hiring Incentives to Restore Employment Act (the “HIRE Act”) into law. This law imposes a 30% U.S. federal withholding tax on dividends on, and proceeds from the sale or other disposition of, our Series F Preferred Shares to a foreign financial institution or non-financial foreign entity (whether such institution or entity is the beneficial owner or an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and to withhold on certain payments and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying certain direct and indirect U.S. owners of the entity. Although the withholding tax provisions of the HIRE Act were to have been effective beginning in 2013, the IRS has provided for a phased-in implementation of these provisions. Specifically, withholding on dividends on the Series F Preferred Shares, but not gross proceeds from the sale or other disposition of the Series F Preferred Shares, generally is to begin after December 31, 2013. Withholding on gross proceeds from disposition of the Series F Preferred Shares is generally to begin after December 31, 2014. Investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect, if any, of the HIRE Act on their acquisition, ownership and disposition of the Series F Preferred Shares.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC are acting as joint book-running managers of the offering and representatives of the underwriters named below. Subject to the terms and conditions stated in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of Series F Preferred Shares set forth opposite its name below.

Underwriter	Number of Series F Preferred Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,185,000
Citigroup Global Markets Inc	1,185,000
J.P. Morgan Securities LLC	1,000,000
RBC Capital Markets, LLC	1,000,000
Barclays Capital Inc.	225,000
KeyBanc Capital Markets Inc.	225,000
FBR Capital Markets & Co.	75,000
Janney Montgomery Scott LLC	75,000
HRC Investment Services, Inc.	10,000
Keefe, Bruyette & Woods, Inc.	10,000
Oppenheimer & Co. Inc.	10,000

Total	5,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all the Series F Preferred Shares sold under the underwriting agreement if any of these Series F Preferred Shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Series F Preferred Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Series F Preferred Shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Series F Preferred Shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per Series F Preferred Share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us.

	Per Series F Preferred Share	Total
Public offering price	$25.00	$125,000,000
Underwriting discount	$0.7875	$3,937,500
Proceeds, before expenses, to us	$24.2125	$121,062,500

The expenses of the offering, not including the underwriting discount, are estimated at $350,000 and are payable by us.

Extended Settlement

We expect that delivery of the Series F Preferred Shares will be made to investors on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Series F Preferred Shares prior to the third business day preceding the date of delivery of the Series F Preferred Shares referenced above will be required, by virtue of the fact that the Series F Preferred Shares initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade their Series F Preferred Shares prior to the third business day preceding the date of delivery of the Series F Preferred Shares referenced above should consult their advisors.

No Sales of Similar Securities

We have agreed that, for a period of 90 days after the date of this prospectus supplement and subject to certain exceptions, we will not, directly or indirectly, without the prior written consent of the representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any Series F Preferred Shares or any securities that are substantially similar to the Series F Preferred Shares, whether owned as of the date hereof or hereafter acquired or with respect to which we have acquired or hereafter acquire the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise.

New York Stock Exchange Listing

No market currently exists for the Series F Preferred Shares. We intend to file an application to list the Series F Preferred Shares on the New York Stock Exchange under the symbol “EPR PrF.” If this listing is approved, we expect trading to commence within 30 days after initial delivery of the Series F Preferred Shares. The underwriters have advised us that they intend to make a market in the Series F Preferred Shares before commencement of trading on the New York Stock Exchange. However, they will have no obligation to make a market in the Series F Preferred Shares and may cease market-making activities, if commenced, at any time.

Price Stabilization, Short Positions

Until the distribution of the Series F Preferred Shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing the Series F Preferred Shares. However, the representatives may engage in transactions that stabilize the price of the Series F Preferred Shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell the Series F Preferred Shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of Series F Preferred Shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Series F Preferred Shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional Series F Preferred Shares or purchasing Series F Preferred Shares in the open market. In determining the source of Series F Preferred Shares to close out the covered short position, the underwriters will consider, among other things, the price of Series F Preferred Shares available for purchase in the open market as compared to the price at which they may purchase Series F Preferred Shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing Series F Preferred Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series F Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Series F Preferred Shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Series F Preferred Shares or preventing or retarding a decline in the market price of the Series F Preferred Shares. As a result, the price of the Series F Preferred Shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series F Preferred Shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectus supplements by electronic means, such as e-mail.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

In addition, affiliates of certain of the underwriters act as lenders and/or agents under our unsecured revolving credit facility and our unsecured term loan facility. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the

Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of Series F Preferred Shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Series F Preferred Shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Series F Preferred Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any Series F Preferred Shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the Series F Preferred Shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale. In the case of any Series F Preferred Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Series F Preferred Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Series F Preferred Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus has been prepared on the basis that any offer of Series F Preferred Shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Series F Preferred Shares. Accordingly any person making or intending to make an offer in that Relevant Member State of Series F Preferred Shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of Series F Preferred Shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Series F Preferred Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series F Preferred Shares to be offered so as to enable an investor to decide to purchase or subscribe the Series F Preferred Shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the securities being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Series F Preferred Shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Series F Preferred Shares offered should conduct their own due diligence on the Series F Preferred Shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

Certain legal matters in connection with the offering and sale of the Series F Preferred Shares will be passed upon for us by Stinson Morrison Hecker LLP, Kansas City, Missouri. Certain legal matters in connection with this offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedules of EPR and its subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Section of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. In addition, our common shares, Series C convertible preferred shares, Series D preferred shares and Series E convertible preferred shares are listed on the New York Stock Exchange and we are required to file reports, proxy and information statements and other information with the New York Stock Exchange. These documents can be inspected at the principal office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-165523), as amended, covering the securities offered by this prospectus supplement. You should be aware that this prospectus supplement does not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

PROSPECTUS

Entertainment Properties Trust

Common Shares, Preferred Shares, Depositary Shares, Warrants, Debt Securities and Units

We may offer, from time to time, in one or more offerings, together or separately, in one or more series or classes and in amounts, at prices and on terms that we will determine at the time of offering:

•	common shares of beneficial interest (“common shares”);

•	preferred shares of beneficial interest (“preferred shares”);

•	depositary shares representing preferred shares of beneficial interest (“depositary shares”);

•	warrants;

•	debt securities which may be either senior debt securities or subordinated debt securities; or

•	units consisting of combinations of any of the foregoing (“units”).

We refer to the common shares, preferred shares, depositary shares, warrants, debt securities and units collectively as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities in supplements to this prospectus or other offering materials. You should read this prospectus, the applicable prospectus supplement and other applicable offering materials carefully before you invest.

The securities may be sold directly or to or through one or more agents, underwriters or dealers or through a combination of these methods on a continuous or delayed basis. If any agent, dealer or underwriter is involved in selling the securities, its name, the applicable purchase price, fee, commission or discount arrangement, and the net proceeds to us from the sale of the securities will be described in a prospectus supplement or other offering materials. The securities may also be resold by security holders to be identified in the future pursuant to this prospectus, including any applicable prospectus supplements and other applicable offering materials. In such event, we will not receive any of the proceeds from sales of securities by security holders. To the extent that any selling security holder resells any securities, the selling security holder may be required to provide you with this prospectus, a prospectus supplement and other applicable offering materials identifying and containing specific information about the selling security holder and the terms of the securities being offered. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement. See “Plan of Distribution.”

Our common shares are listed on the New York Stock Exchange under the symbol “EPR”. The last reported sale price of our common shares on the New York Stock Exchange on March 15, 2010 was $41.75 per share. Our Series B Cumulative Redeemable Preferred Shares (“Series B Preferred Shares”), Series C Cumulative Convertible Preferred Shares (“Series C Preferred Shares”), Series D Cumulative Redeemable Preferred Shares (“Series D Preferred Shares”) and Series E Cumulative Convertible Preferred Shares (“Series E Preferred Shares”) are listed on the New York Stock Exchange under the symbols “EPR PrB”, “EPR PrC”, “EPR PrD” and “EPR PrE”, respectively. Where applicable, the prospectus supplement will contain information on any listing on a securities exchange of securities covered by that prospectus supplement.

To preserve our qualification as a real estate investment trust or “REIT” for U.S. federal income tax purposes and for other purposes, we impose restrictions on ownership of our common and preferred shares. See “U.S. Federal Income Tax Considerations” and “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws” in this prospectus.

Investing in these securities involves certain risks. See the “Risk Factors” section on page 5 of this prospectus. Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements or any offering material relating to any specific offering, and in other information that we file with the Securities and Exchange Commission which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive office is located at 30 W. Pershing Road, Suite 201, Kansas City, Missouri 64108. The telephone number for our principal executive office is (816) 472-1700.

The date of this prospectus is March 16, 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (No. 333-165523) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings and selling security holders may from time to time offer and sell such securities owned by them.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement or other offering materials that contain specific information about the terms of the offering and the securities offered. The prospectus supplement or other offering materials also may add to, update or change information provided in this prospectus. You should read this prospectus, the applicable prospectus supplement, the other applicable offering materials and the other information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” prior to investing.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable supplement to this prospectus or any other applicable offering materials. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus or any other applicable offering materials as if we had authorized it. This prospectus, any applicable prospectus supplement and any other applicable offering materials do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus, any accompanying prospectus supplement or any other applicable offering materials constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, the accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus, any accompanying prospectus supplement or any other applicable offering materials is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company” or “EPR” mean Entertainment Properties Trust. When we refer to our “Declaration of Trust” we mean Entertainment Properties Trust’s Amended and Restated Declaration of Trust, including the articles supplementary for each series of preferred shares, as amended. When we refer to our “Bylaws” we mean Entertainment Properties Trust’s Amended and Restated Bylaws, as amended. The term “you” refers to a prospective investor.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information we later file with the SEC, modifies or replaces that information.

The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (File No. 001-13561) and are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2009.

2.	Our Current Report on Form 8-K filed on March 10, 2010.

3.	The description of our common shares included in our Registration Statement on Form 8-A filed on November 4, 1997, including any amendments and reports filed for the purpose of updating such description.

4.	The description of our Series B Preferred Shares included in our Registration Statement on Form 8-A filed on January 12, 2005, including any amendments and reports filed for the purpose of updating such description.

5.	The description of our Series C Preferred Shares included in our Registration Statement on Form 8-A filed on December 21, 2006, including any amendments and reports filed for the purpose of updating such description.

6.	The description of our Series D Preferred Shares included in our Registration Statement on Form 8-A filed on May 4, 2007, including any amendments and reports filed for the purpose of updating such description.

7.	The description of our Series E Preferred Shares included in our Registration Statement on Form 8-A filed on April 2, 2008, including any amendments and reports filed for the purpose of updating such description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us at the following address or telephone number:

Investor Relations Department

Entertainment Properties Trust

30 W. Pershing Road, Suite 201

Kansas City, Missouri 64108

(816) 472-1700/FAX (816) 472-5794

Email info@eprkc.com

Our SEC filings also are available on our Internet website at www.eprkc.com. The information on our website is not, and you must not consider the information to be, a part of or incorporated by reference into this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, this prospectus and our reports filed under the Exchange Act and incorporated by reference in this prospectus and other offering materials and documents deemed to be incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise.

Factors that could materially and adversely affect us include, but are not limited to, the factors listed below:

•	General international, national, regional and local business and economic conditions;

•	Current levels of market volatility are unprecedented;

•	Failure of current governmental efforts to stimulate the economy;

•	The downturn in the credit markets;

•	The failure of a bank to fund a request by us to borrow money;

•	Failure of banks in which we have deposited funds;

•	Defaults in the performance of lease terms by our tenants;

•	Defaults by our customers and counterparties on their obligations owed to us;

•	A borrower’s bankruptcy or default;

•	A significant development project may not be completed as planned;

•	The obsolescence of older multiplex theaters owned by some of our tenants;

•	Risks of operating in the entertainment industry;

•	Our ability to compete effectively;

•	The majority of our multiplex theater properties are leased by a single tenant;

•	A single tenant leases or is the mortgagor of all our ski area investments;

•	A single tenant leases all of our charter schools;

•	Risks associated with use of leverage to acquire properties;

•	Financing arrangements that require lump-sum payments;

•	Our ability to sustain the rate of growth we have had in recent years;

•	Our ability to raise capital;

•	Covenants in our debt instrument that limit our ability to take certain actions;

•	Risks of acquiring and developing properties and real estate companies;

•	The lack of diversification of our investment portfolio;

•	Our continued qualification as a REIT;

•	The ability of our subsidiaries to satisfy their obligations;

•	Financing arrangements that expose us to funding or purchase risks;

•	We have a limited number of employees and the loss of personnel could harm operations;

•	Fluctuations in the value of real estate income and investments;

•

Risks relating to real estate ownership, leasing and development, for example, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, competition from other available space, whether tenants and users such as customers of our tenants consider a property attractive, changes in real estate taxes and other expenses, changes in market rental rates, the timing and costs associated with property improvements and rentals, changes in taxation or zoning laws or other governmental regulation, whether we are able to pass some or all of any increased operating costs through to tenants, and how well we manage our properties;

•	Our ability to secure adequate insurance and risk of potential uninsured losses, including from natural disasters;

•	Risks involved in joint ventures;

•	Risks in leasing multi-tenant properties;

•	A failure to comply with the Americans with Disabilities Act or other laws;

•	Risks of environmental liability;

•	Our real estate investments are relatively illiquid;

•	We own assets in foreign countries;

•	Risks associated with owning or financing properties for which the tenant’s or mortgagor’s operations may be impacted by weather conditions and climate change;

•	Risks associated with the ownership of vineyards;

•	Our ability to pay distributions in cash or at current rates;

•	Fluctuations in interest rates;

•	Fluctuations in the market prices for our shares;

•	Certain limits on change in control imposed under law and by our Declaration of Trust and Bylaws;

•	Policy changes obtained without the approval of our shareholders;

•	Equity issuances could dilute the value of our shares;

•	Risks associated with changes in the Canadian exchange rate; and

•	Changes in laws and regulations, including tax laws and regulations.

You should consider the risks described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed or incorporated by reference in this prospectus may not occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements.

RISK FACTORS

An investment in our securities involves certain risks. Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements or any offering material relating to any specific offering, and in other information that we file with the SEC which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”

THE COMPANY

We are a self-administered real estate investment trust, or “REIT.” We develop, own, lease and finance megaplex theatres, entertainment retail centers (centers generally anchored by an entertainment component such as a megaplex theatre and containing other entertainment-related properties), and destination recreational and specialty properties.

We have elected to be treated as a REIT for U.S. federal income tax purposes. In order to maintain our status as a REIT, we must comply with a number of requirements under U.S. federal income tax law that are discussed in “U.S. Federal Income Tax Considerations.” The applicable prospectus supplement or other applicable offering materials delivered with this prospectus will provide any necessary information about additional U.S. federal income tax considerations, if any, related to the particular securities being offered.

Our executive offices are located at 30 W. Pershing Road, Suite 201, Kansas City, Missouri 64108. Our telephone number is (816) 472-1700.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, EPR intends to use the net proceeds from any sale of common shares, preferred shares, depositary shares, warrants, debt securities or units under this prospectus for general business purposes, which may include funding the acquisition, development or financing of properties and repayment of debt. Unless otherwise indicated in the applicable prospectus supplement, we will not receive the proceeds of sales by selling security holders, if any. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement or other applicable offering materials.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED

SHARE DISTRIBUTIONS

The table below presents our ratio of earnings to fixed charges. The ratio of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, “earnings” is the sum of income from continuing operations before adjustment for income from equity investees, plus fixed charges (excluding capitalized interest) and distributed income of equity investees. “Fixed charges” consist of interest expensed and capitalized and amortized premiums, discounts and capitalized expenses related to indebtedness. The ratios are based solely on historical financial information and no pro forma adjustments have been made.

Years Ended December 31	2009(1)	2008	2007	2006	2005
Ratio of earning to fixed charges	0.8x	2.7x	2.6x	2.7x	2.6x

The table below presents our ratio of earnings to combined fixed charges and preferred share distributions. The ratio of earnings to combined fixed charges and preferred share distribution were calculated by dividing earnings by combined fixed charges and preferred share distributions. For this purpose, the terms “earnings” and “fixed charges” have the meanings assigned above. The ratios are based solely on historical financial information and no pro forma adjustments have been made.

Years Ended December 31	2009(1)	2008	2007	2006	2005
Ratio of earning to combined fixed charges and preferred share distributions	0.6x	2.0x	1.9x	2.1x	2.0x

(1)	Earnings for the year ended December 31, 2009 includes $42.2 million in impairment charges for properties held and used and $71.0 million in provision for loan losses.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following description of our shares of beneficial interest (“shares”) is only a summary and is subject to, and qualified in its entirety by reference to, the provisions governing such shares contained in our Declaration of Trust and Bylaws, copies of which we have previously filed with the SEC. Because it is a summary, it does not contain all of the information that may be important to you. See “Where You Can Find More Information” for information about how to obtain copies of the Declaration of Trust and Bylaws. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials.

Our Declaration of Trust authorizes us to issue up to 75,000,000 common shares, par value $0.01 per share, and 25,000,000 preferred shares, par value $0.01 per share, 2,300,000 of which are designated as Series A Cumulative Redeemable Preferred Shares (“Series A Preferred Shares”), 3,200,000 of which are designated as Series B Preferred Shares, 6,000,000 of which are designated as Series C Preferred Shares, 4,600,000 of which are designated as Series D Preferred Shares, and 3,450,000 of which are designated as Series E Preferred Shares. Our Declaration of Trust authorizes our Board of Trustees to determine, at any time and from time to time the number of authorized shares of beneficial interest, as described below. As of March 15, 2010, we had 42,921,582 common shares issued and outstanding, 3,200,000 Series B Preferred Shares issued and outstanding, 5,400,000 Series C Preferred Shares issued and outstanding, 4,600,000 Series D Preferred Shares issued and outstanding, and 3,450,000 Series E Preferred Shares issued and outstanding. On May 29, 2007, we completed the redemption of all 2,300,000 of our then outstanding Series A Preferred Shares. As of March 15, 2010, no Series A Preferred Shares were issued and outstanding. As of the date of this prospectus no other class or series of preferred shares has been established. For a summary of restrictions on ownership and transfers of shares, see “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws—Restrictions on Ownership and Transfer of Shares.”

Our Declaration of Trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend the Declaration of Trust at any time to increase or decrease the aggregate number of shares or the number of shares of any class that we have authority to issue. Our Declaration of Trust further authorizes our Board of Trustees to cause us to issue our authorized shares and to reclassify any unissued shares into other classes or series. We believe that this ability of our Board of Trustees will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a new class or series that could, depending upon the terms of the class or series, delay, defer or prevent a change of control of EPR.

The transfer agent and registrar for our shares is Computershare Trust Company, N.A.

Common Shares

All of our common shares are entitled to the following, subject to the preferential rights of any other class or series of shares which may be issued and to the provisions of our Declaration of Trust regarding the restriction of the ownership of shares:

•	to receive distributions on our shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution; and

•

upon our liquidation, dissolution, or winding up, to receive all remaining assets available for distribution to common shareholders after satisfaction of our liabilities and the preferential rights of any preferred shares.

Subject to the provisions of our Declaration of Trust on restrictions on transfer, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Holders of our common shares do not have cumulative voting rights in the election of trustees.

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or, except to the extent expressly required by the law pertaining to Maryland real estate investment trusts, appraisal rights. Shareholders have no preemptive rights to subscribe for any of our securities.

For other information with respect to our common shares, including effects that provisions in our Declaration of Trust and Bylaws may have in delaying, deferring or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws” below.

Preferred Shares

General

Our Declaration of Trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of our authorized and unissued preferred shares. These may include:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series;

•

the distribution rate on the shares of the series, any restriction, limitation or condition upon the payment of the distribution, whether distributions will be cumulative, and the dates on which distributions accumulate and are payable;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

•	if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

•	whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

The issuance of preferred shares, or the issuance of any rights or warrants to purchase preferred shares, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we may issue in the future.

The following describes some general terms and provisions of the preferred shares to which a prospectus supplement or other applicable offering materials may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Declaration of Trust, including the articles supplementary for the applicable series of preferred shares, and our Bylaws.

The applicable prospectus supplement or other applicable offering materials will describe the specific terms as to each issuance of preferred shares, including:

•	the description or designation of the preferred shares;

•	the number of the preferred shares offered;

•	the voting rights, if any, of the holders of the preferred shares;

•	the offering price of the preferred shares;

•

whether distributions will be cumulative and, if so, the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

•	the date from which distributions on the preferred shares shall accumulate;

•	the provisions for any auctioning or remarketing, if any, of the preferred shares;

•	the provision, if any, for redemption or a sinking fund;

•	the liquidation preference per share;

•	any listing of the preferred shares on a securities exchange;

•

whether the preferred shares will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange ratio or the manner of determining it;

•	whether interests in the preferred shares will be represented by depositary shares as more fully described below under “Description of Depositary Shares”;

•	a discussion of material U.S. federal income tax considerations;

•	the relative ranking and preferences of the preferred shares as to distribution and liquidation rights;

•	any limitations on issuance of any preferred shares ranking senior to or on a parity with the series of preferred shares being offered as to distribution and liquidation rights;

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust or otherwise; and

•	any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the preferred shares.

As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share or multiple shares of the particular series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement or other applicable offering materials will specify that fractional interest.

Rank

Unless our Board of Trustees otherwise determines and we so specify in the applicable prospectus supplement or other applicable offering materials, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all of our common shares, senior to our junior securities, on parity with our priority securities and junior to our senior securities.

Distributions

Holders of preferred shares of each series will be entitled to receive distributions at the rates and on the dates shown in the applicable prospectus supplement or other offering materials. Even though the preferred shares may specify a fixed rate of distribution, our Board of Trustees must authorize and declare those distributions and they may be paid only out of assets legally available for payment. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under “Description of Depositary Shares” will determine the persons to whom distributions are payable.

Distributions on any series of preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement or other offering materials. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement or other applicable offering materials. If our Board of Trustees fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future.

Unless otherwise provided in the applicable prospectus or other applicable offering materials, if the applicable series is entitled to a cumulative distribution, we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred shares ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods and the then current distribution period. If the applicable series does not have a cumulative distribution, we must declare, and pay or set aside for payment, full distributions for the then current distribution period only unless otherwise provided in the applicable prospectus supplement or other applicable offering materials. Unless otherwise provided in the applicable prospectus or other applicable offering materials, when distributions are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. Unless otherwise provided in the applicable prospectus supplement or other applicable offering materials, for these purposes, accrued and unpaid distributions do not include unpaid distribution periods on noncumulative preferred shares. No interest will be payable in respect of any distribution payment that may be in arrears unless otherwise provided in the applicable prospectus or other applicable offering materials.

Unless otherwise provided in the applicable prospectus supplement or other applicable offering materials, except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon common shares or any other equity securities ranking junior to or on a parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in common shares or other equity securities ranking junior to the applicable series as to distributions and upon liquidation, unless otherwise provided in the applicable prospectus supplement or other applicable offering materials. Unless otherwise provided in the applicable prospectus supplement or other applicable offering materials, if the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current period, before declaring distributions on common shares or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any common shares or other parity or junior equity securities, except upon conversion into or exchange for common shares or other junior equity securities, unless otherwise provided in the applicable prospectus supplement or other applicable offering materials. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred shares, unless otherwise provided in the applicable prospectus supplement or other applicable offering materials.

We will credit any distribution payment made on an applicable series first against the earliest accrued but unpaid distribution due with respect to the series.

Redemption

We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement or other applicable offering materials.

If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement or other applicable offering materials the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement or other applicable offering materials. If the redemption price for preferred shares of any series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement or other applicable offering materials.

Liquidation Preference

The applicable prospectus supplement or other applicable offering materials will show the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of beneficial interest ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

For these purposes, our consolidation or merger with or into any other trust or corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange, will not be a liquidation unless otherwise provided in the applicable prospectus supplement or other applicable offering materials.

Voting Rights

Holders of our preferred shares will not have any voting rights, except as shown below or as otherwise from time to time specified in the applicable prospectus supplement or other applicable offering materials or otherwise required by law.

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, holders of our preferred shares (voting separately as a class with all other series of preferred shares with similar voting rights) will be entitled to elect two additional trustees to our Board of Trustees at our next annual meeting of shareholders or at a special meeting called for such purpose, if at any time distributions on the applicable series are in arrears for six or more quarterly periods. If the applicable series has a cumulative distribution, the right to elect additional trustees described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable series. In the event the preferred shareholders are so entitled to elect trustees, the entire Board of Trustees will be increased by two trustees.

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the shares of each series of preferred shares (and other shares having like voting rights) outstanding at that time:

•

effect a share exchange, consolidation or merger into another entity unless the series remains outstanding and its terms are not materially and adversely changed or the series is converted into or exchanged for preferred shares having identical terms (except for changes that do not materially and adversely affect the holders of such series);

•	amend, alter or repeal the provisions of our Declaration of Trust or Bylaws that materially and adversely affects the series of preferred shares;

•	increase the authorized amount of such series of preferred shares or decrease the authorized amount of such series of preferred shares below the number then issued and outstanding;

•	authorize, create or increase the authorized or issued amount of any class or series of shares ranking senior to that series of preferred shares;

•

reclassify any class or series of shares ranking senior to that series of preferred shares or any security or obligation convertible into any class of shares ranking senior to that series of preferred shares; and

•

create, authorize or increase the authorized or issued amount of any security or obligation convertible into or evidencing the right to purchase any shares ranking senior to that series of preferred shares.

The authorization, creation, increase or decrease of the authorized amount of any class or series of shares ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights, or the issuance of such shares, will not be deemed to materially and adversely affect that series.

The foregoing voting provisions will not apply if, at or prior to the time of such amendment, provisions are made for the redemption of all of the outstanding shares of the series of preferred shares with the right to vote.

As more fully described under “Description of Depositary Shares” below, if we elect to issue depositary shares, each representing a fraction of a share or multiple shares of a series of preferred shares entitled to vote, each depositary share will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

We will describe in the applicable prospectus supplement or other applicable offering materials the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred shares into common shares or any other class or series of securities. The terms will include the number of common shares or other securities into which the preferred shares are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

We will describe in the applicable prospectus supplement or other applicable offering materials the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred shares for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred shares. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred shares being exchanged.

Series B Cumulative Redeemable Preferred Shares

Our Series B Preferred Shares provide for quarterly payments of cumulative distributions at the rate of 7.75% of the $25 per share liquidation preference of the Series B Preferred Shares, or a fixed rate of $1.9375 per share each year. Distributions not declared or paid in any quarter continue to accumulate. On liquidation of the Company, holders of the Series B Preferred Shares are entitled to a liquidation preference of $25 per share plus all accumulated, accrued and unpaid distributions before any amount is payable to the holders of our common shares. The Series B Preferred Shares are not redeemable prior to January 19, 2010, except in limited circumstances relating to the preservation of our status as a REIT. On or after that date, we may at our own option redeem the Series B Preferred Shares in whole or in part by paying the $25 per share liquidation preference plus all accumulated, accrued and unpaid distributions. The Series B Preferred Shares rank senior to our common shares and on a parity with our Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, and other parity securities we may issue in the future with respect to the payment of distributions and amounts on liquidation, dissolution and winding up. Holders of Series B Preferred Shares generally have no voting rights, except that if distributions on the Series B Preferred Shares have not been paid for six or more quarterly periods (whether or not consecutive), holders of the Series B Preferred Shares (together with other shares having like voting rights) are entitled to elect two additional trustees to the Board of Trustees to serve until all unpaid distributions have been paid or declared and set aside for payment. In addition, certain material and adverse changes to the terms of the Series B Preferred Shares cannot be made without the affirmative vote of at least two- thirds of the outstanding Series B Preferred Shares and the holders of all other shares on a parity with the Series B Preferred Shares and having like voting rights.

Series C Cumulative Convertible Preferred Shares

Our Series C Preferred Shares provide for quarterly payments of cumulative distributions at the rate of 5.75% of the $25 per share liquidation preference of the Series C Preferred Shares, or a fixed rate of $1.4375 per share each year. Distributions not declared or paid in any quarter continue to accumulate. On liquidation of the Company, holders of the Series C Preferred Shares are entitled to a liquidation preference of $25 per share plus all accumulated, accrued and unpaid distributions before any amount is payable to the holders of our common shares. The Series C Preferred Shares are not redeemable. Holders of Series C Preferred Shares may, at their option, convert the Series C Preferred Shares into our common shares subject to certain conditions at the then applicable conversion rate. The conversion rate is subject to adjustment upon the occurrence of specified events. On or after January 15, 2012, we may, at our option, convert some or all of the Series C Preferred Shares into common shares at the then applicable conversion rate in certain circumstances based on the market price of our common shares. Upon any conversion of Series C Preferred Shares, we will have the option to deliver either (1) a number of common shares based upon the applicable conversion rate, or (2) an amount of cash and common shares as specified in the articles supplementary for such shares. If the holders of Series C Preferred Shares elect to convert their Series C Preferred Shares in connection with a fundamental change that occurs on or prior to January 15, 2017, we will increase the conversion rate for the Series C Preferred Shares surrendered for conversion to the extent described in the articles supplementary for the Series C Preferred Shares. In addition, upon a fundamental change, when the actual applicable price of our common shares, as determined in accordance with the articles supplementary, is less than $59.45 per share, the holders of Series C Preferred Shares may require us to convert some or all of their Series C Preferred Shares at a conversion rate equal to the liquidation preference of the Series C Preferred Shares being converted plus accrued and unpaid distributions divided by 98% of the market price of our common shares. We will have the right to repurchase for cash some or all of the Series C Preferred Shares that would otherwise be required to be converted. The Series C Preferred Shares rank senior to our common shares and on a parity with our Series B Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, and other parity securities we may issue in the future with respect to the payment of distributions and amounts on liquidation, dissolution and winding up. Holders of Series C Preferred Shares generally have no voting rights, except that if distributions on the Series C Preferred Shares have not been paid for six or more quarterly periods (whether or not consecutive), holders of the Series C Preferred Shares (together with shares having like voting rights) are entitled to elect two additional trustees to the Board of Trustees to serve until all unpaid distributions have been paid or declared and set aside for payment. In addition, certain material and adverse changes to the terms of the Series C Preferred Shares cannot be made without the affirmative vote of at least two-thirds of the outstanding Series C Preferred Shares and the holders of all other shares on a parity with the Series C Preferred Shares and having like voting rights.

Series D Cumulative Redeemable Preferred Shares

Our Series D Preferred Shares provide for quarterly payments of cumulative distributions at the rate of 7.375% of the $25 per share liquidation preference of the Series D Preferred Shares, or a fixed rate of $1.84375 per share each year. Distributions not declared or paid in any quarter continue to accumulate. On liquidation of the Company, holders of the Series D Preferred Shares are entitled to a liquidation preference of $25 per share plus all accumulated, accrued and unpaid distributions before any amount is payable to the holders of our common shares. The Series D Preferred Shares are not redeemable prior to May 25, 2012, except in limited circumstances relating to the preservation of our status as a REIT. On or after that date, we may at our own option redeem the Series D Preferred Shares in whole or in part by paying the $25 per share liquidation preference plus all accumulated, accrued and unpaid distributions. The Series D Preferred Shares rank senior to our common shares and on a parity with our Series B Preferred Shares, Series C Preferred Shares, Series E Preferred Shares, and other parity securities we may issue in the future with respect to the payment of distributions and amounts on liquidation, dissolution and winding up. Holders of Series D Preferred Shares generally have no voting rights, except that if distributions on the Series D Preferred Shares have not been paid for six or more quarterly periods (whether or not consecutive), holders of the Series D Preferred Shares (together with other shares having like voting rights) are entitled to elect two additional trustees to the Board of Trustees to serve until all unpaid distributions have been paid or declared and set aside for payment. In addition, certain material and adverse changes to the terms of the Series D Preferred Shares cannot be made without the affirmative vote of at least two-thirds of the outstanding Series D Preferred Shares and the holders of all other shares on a parity with the Series D Preferred Shares and having like voting rights.

Series E Cumulative Convertible Preferred Shares

Our Series E Preferred Shares provide for quarterly payments of cumulative distributions at the rate of 9.00% of the $25 per share liquidation preference of the Series E Preferred Shares, or a fixed rate of $2.25 per share each year. Distributions not declared or paid in any quarter continue to accumulate. On liquidation of the Company, holders of the Series E Preferred Shares are entitled to a liquidation preference of $25 per share plus all accumulated, accrued and unpaid distributions before any amount is payable to the holders of our common shares. The Series E Preferred Shares are not redeemable. Holders of Series E Preferred Shares may, at their option, convert the Series E Preferred Shares into our common shares subject to certain conditions at the then applicable conversion rate. The conversion rate is subject to adjustment upon the occurrence of specified events. On or after April 20, 2013, we may, at our option, convert some or all of the Series E Preferred Shares into common shares at the then applicable conversion rate in certain circumstances based on the market price of our common shares. Upon any conversion of Series E Preferred Shares, we will have the option to deliver either (1) a number of common shares based upon the applicable conversion rate, or (2) an amount of cash and common shares as specified in the articles supplementary for such shares. If the holders of Series E Preferred Shares elect to convert their Series E Preferred Shares in connection with a fundamental change that occurs on or prior to April 20, 2018, we will increase the conversion rate for the Series E Preferred Shares surrendered for conversion to the extent described in the articles supplementary for the Series E Preferred Shares. In addition, upon a fundamental change, when the actual applicable price of our common shares, as determined in accordance with the articles supplementary, is less than $48.18 per share, the holders of Series E Preferred Shares may require us to convert some or all of their Series E Preferred Shares at a conversion rate equal to the liquidation preference of the Series E Preferred Shares being converted plus accrued and unpaid distributions divided by 98% of the market price of our common shares. We will have the right to repurchase for cash some or all of the Series E Preferred Shares that would otherwise be required to be converted. The Series E Preferred Shares rank senior to our common shares and on a parity with our Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, and other parity securities we may issue in the future with respect to the payment of distributions and amounts on liquidation, dissolution and winding up. Holders of Series E Preferred Shares generally have no voting rights, except that if distributions on the Series E Preferred Shares have not been paid for six or more quarterly periods (whether or not consecutive), holders of the Series E Preferred Shares (together with shares having like voting rights) are entitled to elect two additional trustees to the Board of Trustees to serve until all unpaid distributions have been paid or declared and set aside for payment. In addition, certain material and adverse changes to the terms of the Series E Preferred Shares cannot be made without the affirmative vote of at least two-thirds of the outstanding Series E Preferred Shares and the holders of all other shares on a parity with the Series E Preferred Shares and having like voting rights.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the form of deposit agreement and depositary receipts which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. While the terms we have summarized below will apply generally to any depositary shares we may offer, you should also read the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any depositary shares that we may offer in more detail. See “Where You Can Find More Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final deposit agreement and depositary receipts.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred shares. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share or multiple shares of preferred shares of a specified series (including distributions, voting, redemption and other liquidation rights). The applicable fraction will be specified in a prospectus supplement. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement or other offering materials relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the applicable deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts. The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

Distributions

A depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

You may receive the number of whole shares of your series of preferred shares and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, unless previously called for redemption. Partial shares of preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 days, and not more than 60 days, before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, we and the depositary will select the depositary shares we are redeeming on as nearly a pro rata basis as is practicable without creating fractional shares or by any other equitable method determined by us that preserves our REIT status.

After the date fixed for redemption, the depositary shares called for redemption no longer will be deemed outstanding. All distributions will cease to accrue and all rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except for the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so.

If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Liquidation Preference

Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as shown in the applicable prospectus supplement or other applicable offering materials.

Conversion or Exchange of Preferred Shares

The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement or other applicable offering materials, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement or other applicable offering materials, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

U.S. Federal Income Tax Consequences Relating to Depositary Shares

As an owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred shares represented by the depositary shares. Therefore, you will be required to take into account, for U.S. federal income tax purposes, income and deductions to which you would be entitled if you were a holder of the underlying series of preferred shares. In addition:

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares provided in the deposit agreement;

•

the tax basis of each preferred share to you as an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred shares; and

•

if you held the depositary shares as a capital asset at the time of the exchange for preferred shares, the holding period for the preferred shares will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary will be permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that materially and adversely affects the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a Maryland real estate investment trust or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares or related preferred shares have been redeemed;

•

there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

•	each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depositary receipts will be able to inspect the transfer books of the depositary and the list of holders of depositary receipts upon reasonable notice.

Neither a depositary nor the Company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the forms of warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. While the terms we have summarized below will apply generally to any warrants we may offer, you should also read in the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any warrants that we may offer in more detail. See “Where You Can Find More Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and the terms of the applicable final warrants and warrant agreement.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, common shares, preferred shares, depositary shares, warrants, debt securities or units. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

In the case of each series of warrants, the applicable prospectus supplement or other applicable offering materials will describe the terms of the warrants being offered thereby. These may include the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants;

•	the aggregate number of the warrants;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date after which the warrants and any securities issued with them will be separately transferable;

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures;

•	anti-dilution provisions of the warrants, if any;

•	a discussion of material U.S. federal income tax considerations;

•	redemption, repurchase or analogous provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement or other applicable offering materials. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement or other offering materials applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or other applicable offering materials, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus. Because it is a summary, it does not contain all information that may be important to you. For more information, you should read the forms of indentures we have filed as exhibits to the registration statement of which this prospectus is a part. While the terms we have summarized below will apply generally to any future debt securities we may offer, you should also read the applicable prospectus supplement or other offering materials which will describe the particular terms of any debt securities that we may offer in more detail. This summary is also subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final indenture, applicable indenture supplement and debt security. See “Where You Can Find More Information.”

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under one or more separate indentures between us and a trustee to be named in the related prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together the senior indenture and the subordinated indenture are called “indentures” and each an “indenture”. We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to certain of our debt, as described in the subordinated securities themselves or under the supplemental indenture under which they are issued. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

We conduct a significant portion of our operations through our subsidiaries. Therefore, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may ourselves be a creditor with recognized and unsubordinated claims against any subsidiary. Our ability to pay principal of and premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us of dividends, distributions, interest or other charges by our subsidiaries.

The following description is a summary of the material provisions of the forms of indentures. It does not restate the indentures in their entireties. The indentures are governed by the Trust Indenture Act of 1939. The terms of the debt securities include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act. We urge you to read the indentures because they, and not this description, define your rights as a holder of the debt securities. The following description is subject to and qualified by reference to the terms of the final indentures and any supplement thereto.

Information You Will Find in the Prospectus Supplement or Other Offering Materials

The indentures provide that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement or other offering materials for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the issue price of the debt securities of the series;

•	the title and denominations of the debt securities of the series;

•	the aggregate principal amount and any limit on the aggregate principal amount of the debt securities of the series;

•

the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable, the amount or amounts of such payments or principal and premium, if any, or the method of determination thereof;

•	the amount payable upon maturity or upon acceleration;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	any limits on ownership or transferability;

•	the person to whom such interest will be payable, if other than the person in whose name the debt securities are registered;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

•

the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

•

the place or places where the principal of and any premium and interest on the series of debt securities will be payable, or where the debt securities may be surrendered for conversion, transfer or exchange;

•	the place or places where notices or demands to or upon the Company in respect of the debt securities and the indentures may be served;

•	the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

•

if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any additional amounts payable in respect of taxes or government charges or assessments;

•	the extent to which the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the indenture and the terms and conditions of such defeasance;

•

the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	the covenants and events of default if different from or in addition to those described in this prospectus;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of such events as may be specified;

•	whether we will issue the debt securities in certificate or book entry form;

•

whether such debt securities shall be issuable in registered form or bearer form, and if in registered form, the denomination if other than in even multiples of $1,000, and any restrictions applicable to the offering, sale or delivery of bearer debt securities;

•	the forms of the debt securities of the series;

•	the terms, if any, which may be related to warrants, options, or other rights to purchase securities issued by the Company in connection with debt securities of the series;

•	whether the debt securities will be governed by, and the extent to which the debt securities will be governed by, any law other than the laws of the State of New York; and

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

Subordination

We will describe in the applicable prospectus supplement or other offering materials the terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate.

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The material U.S. federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement or other applicable offering materials.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement or other offering materials relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; and

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or other offering materials relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, or in the applicable supplemental indenture, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

Payment of Interest on and Principal of Registered Global Securities

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, we will make payments of principal, premium, if any, interest on and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of the Company, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

Generally, a depositary, upon receipt of any payment of principal, premium, interest on or additional amounts with respect to the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. Generally, payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•

the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by the Company

The indentures include covenants by us, including among other things that (i) we will make all payments of principal and interest at the times and places required and (ii) we will do or cause to be done all things necessary to preserve and keep in full force our existence, subject to certain terms as generally described under “—Mergers, Consolidations and Certain Sales of Assets”. The board resolution or supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

The indentures contain no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, the following will be events of default under the indentures with respect to each series of debt securities issued under the indentures:

•	failure to pay when due any interest on or additional amounts with respect to any debt security of that series, continued for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series at its maturity;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable, continued for 30 days;

•

failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured, waived or otherwise remedied.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, interest on or any additional amounts with respect to such debt securities) if it considers such withholding of notice to be in the best interests of the holders.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under such indenture, unless:

•	an event of default with respect to such series shall have occurred and be continuing and such holder shall have previously given to the trustee written notice of such continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•

the trustee shall not have received from the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days of the receipt of the request and offer of indemnity.

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, interest on or any additional amounts with respect to such debt security on or after the respective due dates expressed in such debt security.

Modification of the Indentures

We and the applicable trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indentures, among other things to:

•	add additional obligors on, guarantees to or secure any series of debt securities;

•

evidence the succession of another person pursuant to the provisions of the indentures relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants and obligations or those of any guarantor;

•	surrender any right or power conferred upon us under the indentures or to add to our covenants for the protection of the holders of all or any series of debt securities;

•	add any additional events of default for the benefit of the holders of any one or more series of debt securities;

•

add to or change any of the provisions of the indentures to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in global form or uncertificated form;

•

add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (1) apply to any outstanding debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (2) modify the rights of any holder of any outstanding debt security with respect to such provision, or (b) shall become effective when there is no debt security then outstanding;

•	correct or supplement any provision which may be defective or inconsistent with any other provision or to cure any ambiguity or omission or to correct any mistake;

•

make any other provisions with respect to matters or questions arising under the indentures, provided such action shall not materially adversely affect the rights of any holder of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor or separate trustee; or

•	establish the form or terms of debt securities of any series and to make any change that does not materially adversely affect the rights of any holder of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indentures or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•

change the maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on, any additional amounts or any sinking fund payment with respect to, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on or any additional amounts with respect to any debt securities;

•	change the place of payment or the currency in which any debt securities are payable;

•	impair the right of the holders to institute a proceeding for the enforcement of any right to payment on or after maturity; or

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture or any waiver provided in the indenture.

Unless otherwise provided in a supplemental indenture with respect to any series of debt securities, under the indenture, the holders of at least a majority of the principal amount of debt securities of each series may, on behalf of that series:

•	waive compliance by the Company of certain restrictive covenants of the indenture; and

•	waive any past default under the indenture, except

•	a default in the payment of principal of or any premium or interest, or any additional amounts with respect to such series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other actions thereunder or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security which shall be deemed to be outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof or as otherwise contemplated by the indenture;

•

the principal amount of a security denominated in one or more non-U.S. dollar currencies or currency units which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of such date, of the principal amount of such security (or, in the case of an original issue discount security, of the U.S. dollar equivalent, determined as of such date of the amount determined as provided in the subparagraph immediately above), or as otherwise contemplated by the indenture; and

•	securities owned by the Company or any other obligor upon the securities or any of the Company’s subsidiaries or of such other obligor shall be disregarded.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the applicable indenture and such indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of that series or (ii) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption the principal, interest and any premium on all such debt securities to the stated maturity or redemption date.

In addition, to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we have and exercise a legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we have and exercise a covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

To the extent set forth in a supplemental indenture with respect to a series of debt securities, we may exercise a legal defeasance option or a covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (for debt securities denominated in U.S. dollars) or certain foreign government obligations (for debt securities denominated in a currency other than U.S. dollars) for the payment of principal, premium, if any, and interest and any additional amounts with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of the defeasance options, we must comply with certain other conditions, including for debt securities denominated in U.S. dollars the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable U.S. federal income tax law).

The trustee will hold in trust the cash or government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited government obligations to the payment of principal, premium, if any, and interest and any additional amounts with respect to the debt securities of the defeased series.

In the event the we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable, amounts deposited with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

Mergers, Consolidations and Certain Sales of Assets

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity; unless in the case of both preceding clauses:

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the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no default or event of default would occur or be continuing; and

•

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the applicable indenture.

Except for the above restrictions, the indenture does not limit the ability of the Company to enter into any of the following types of transactions:

•	a highly leveraged or similar transaction involving us, our management or any affiliate thereof;

•	a change of control; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

In addition, subject to the limitations on mergers, consolidations and sales described above, we may enter into transactions in the future, such as the sale of all or substantially all of our assets or the merger or consolidation of us, that would increase the amount of our debt or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service its debt, including the debt securities.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, except as may be provided as to any series in a supplemental indenture.

Conversion or Exchange Rights

Any debt securities that we may issue pursuant to this prospectus may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement or other offering materials. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	restrictions on conversion, including to maintain REIT status;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indentures provide that there may be more than one trustee with respect to one or more series of debt securities but we need not designate more than one trustee. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under an indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal or, premium, if any, interest on and any additional amounts with respect to, and all registration, transfer, exchange authentication and delivery of, the debt securities of a series will be effected with respect to such series at an office designated by us.

The indentures contain limitations on the rights of any trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If any trustee acquires an interest that conflicts with any duties with respect to the debt securities, such trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the applicable indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the units that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the form of unit agreement with respect to the units of any particular series which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of units. While the terms we have summarized below will apply generally to any units we may offer, you should read the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any units that we may offer in more detail. See “Where You Can Find More Information.” This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final units and unit agreement.

We may issue units comprised of two or more common shares, preferred shares, depositary shares, warrants, debt securities and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement or other offering materials for a series of units will provide information relating to the terms of the series of units being offered, which may include:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below;

•	the price or prices at which such units will be issued;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Shares of Beneficial Interest, ” “Description of Depositary Shares,” “Description of Warrants” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish, subject to any applicable limitations on the issuance of the securities included in the unit. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement or other offering materials.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement or other offering materials.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement or other offering materials.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the articles supplementary, depositary agreement, warrant agreement, indenture or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to common shares, preferred shares, depositary shares, warrants and debt securities, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement or other offering materials.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Information with respect to book-entry procedures, if any, will be described in the applicable prospectus supplement or other offering materials.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures above under “Description of Debt Securities.”

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND EPR’S

DECLARATION OF TRUST AND BYLAWS

We are organized as a Maryland real estate investment trust. The following is a summary of our Declaration of Trust and Bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire Declaration of Trust and Bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of Maryland law. See “Where You Can Find More Information” for information about how to obtain copies of our Declaration of Trust and Bylaws.

Trustees

Our Declaration of Trust and Bylaws provide that only our Board of Trustees will establish the number of Trustees, provided however that the term of office of a Trustee will not be affected by any decrease in the number of Trustees. Any vacancy on the Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining trustees do not constitute a quorum, or by the sole Trustee. Any Trustee elected to fill a vacancy will hold office until the next annual meeting of shareholders and until a successor is elected and qualified.

Our Declaration of Trust divides our Board of Trustees into three classes. Shareholders elect the Trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of Trustees each year.

We believe that classification of our Board of Trustees helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of Trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of the successors of the class of Trustees whose term expires at that meeting. The classified Board of Trustees provision could have the effect of making the replacement of our incumbent Trustees more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our Board of Trustees.

Our Declaration of Trust provides that, subject to the rights of holders of one or more classes of preferred shares to elect or remove one or more Trustees, a Trustee may be removed for cause by the affirmative vote of the holders of at least two-thirds of our common shares entitled to be cast in the election of trustees. This provision precludes shareholders from removing our incumbent Trustees unless cause, as defined in the Declaration of Trust, exists, and they can obtain a substantial affirmative vote of shares.

Advance Notice of Trustee Nominations and New Business

Our Bylaws provide that nominations of persons for election to our Board of Trustees and business to be transacted at shareholder meetings may be properly brought pursuant to our notice of the meeting, by our Board of Trustees, or by a shareholder who (i) is a shareholder of record at the time of giving the advance notice and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) has complied with the advance notice provisions set forth in our Bylaws.

Under our Bylaws, a shareholder’s notice of nominations for Trustee or business to be transacted at an annual meeting of shareholders must be delivered to our secretary at our principal office not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, a shareholder’s notice must be delivered to us not earlier than the close of business on the 90th day prior to such annual meeting and not later than the later of: (i) the 60th day prior to such annual meeting, or (ii) the 10th day following the day on which we first make a public announcement of the date of such meeting. The public announcement of a postponement or of an adjournment of such annual meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice. If the number of Trustees to be elected to our Board of Trustees is increased and we make no public announcement of such action at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our secretary at our principal office not later than the close of business on the 10th day immediately following the day on which such public announcement is made.

For special meetings of shareholders, our Bylaws require a shareholder who is nominating a person for election to our Board of Trustees at a special meeting at which Trustees are to be elected to give notice of such nomination to our secretary at our principal office not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of: (1) the 60th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice as described above.

Meetings of Shareholders

Under our Bylaws, our annual meeting of shareholders will take place during the second quarter of each year following delivery of the annual report. Our Chairman, President, or one-third of our Trustees may call a special meeting of the shareholders. Our secretary also may call a special meeting of shareholders upon the written request of holders of at least a majority of the shares entitled to vote at the meeting.

Liability and Indemnification of Trustees and Officers

The laws relating to Maryland real estate investment trusts (the “Maryland REIT Law”) permit a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our officers and trustees are and will be indemnified under our Declaration of Trust against certain liabilities. Our Declaration of Trust provides that we will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify: (a) any individual who is a present or former trustee or officer of EPR; or (b) any individual who, while a trustee or officer of EPR and at the request of EPR, serves or has served as a director, officer, shareholder, partner, trustee, employee or agent of any real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprises against any claim or liability, together with reasonable expenses actually incurred in advance of a final disposition of a legal proceeding, to which such person may become subject or which such person may incur by reason of his or her status as such. We have the power, with the approval of our Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of EPR in any of the capacities described in (a) or (b) above and to any employee or agent of EPR or its predecessors.

We have also entered into indemnification agreements with our trustees and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

We have obtained trustee’s and officers’ liability insurance for the purpose of funding the provision of any such indemnification.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

Under Maryland law, a shareholder is not personally liable for the obligations of a real estate investment trust solely as a result of his or her status as a shareholder. Despite this, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity such as ours may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. Our Trustees have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

Actions by Shareholders by Written Consent

Our Bylaws provide procedures governing actions by shareholders by written consent. The Bylaws specify that any written consents must be signed by shareholders entitled to cast a sufficient number of votes to approve the matter, as required by statute, our Declaration of Trust or our Bylaws, and such consent must be filed with minutes of the proceedings of the shareholders.

Restrictions on Ownership and Transfer of Shares

Our Declaration of Trust restricts the number of shares which may be owned by shareholders. Generally, for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities and constructive ownership among specified family members) at any time during the last half of a taxable year. The shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year. In order to maintain our qualification as a REIT, our Declaration of Trust contains restrictions on the acquisition of shares intended to ensure compliance with these requirements.

Our Declaration of Trust generally provides that any person (not just individuals) holding more than 9.8% in number of shares or value, of the outstanding shares of any class or series of our common stock or preferred stock (the “Ownership Limit”) may be subject to forfeiture of the shares (including common shares and preferred shares) owned in excess of the Ownership Limit. We refer to the shares in excess of the Ownership Limit as “Excess Shares.” The Excess Shares may be transferred to a trust for the benefit of one or more charitable beneficiaries. The trustee of that trust would have the right to vote the voting Excess Shares, and distributions on the Excess Shares would be payable to the trustee for the benefit of the charitable beneficiaries. Holders of Excess Shares would be entitled to compensation for their Excess Shares, but that compensation may be less than the price they paid for the Excess Shares. Persons who hold Excess Shares or who intend to acquire Excess Shares must provide written notice to us.

Our Ownership Limit may also act to deter an unfriendly takeover of the Company.

Business Combinations

The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to Maryland real estate investment trusts like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

•	any person who beneficially owns 10% or more of the voting power of the trust’s shares; or

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an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust.

After the five-year prohibition period has ended, a business combination between a trust and an interested shareholder must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

•	the affirmative vote of at least 80% of the votes entitled to be cast; and

•

the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the trust’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the MGCL if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees.

Control Share Acquisitions

The MGCL contains a provision which regulates control share acquisitions. This provision also applies to Maryland real estate investment trusts. The MGCL provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two- thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	One-tenth or more but less than one-third;

•	One-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute of the MGCL does not apply to the following:

•	shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

•	acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

Anti-Takeover Effect of Maryland Law and of Our Declaration of Trust and Bylaws

The following provisions in our Declaration of Trust and Bylaws and in Maryland law could delay or prevent a change in control of EPR:

•	the limitation on ownership and acquisition of more than 9.8% of our shares;

•	the classification of our Board of Trustees into classes and the election of each class for three-year staggered terms;

•	the requirement of cause and a two-thirds majority vote of shareholders for removal of our Trustees;

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the fact that the number of our Trustees may be fixed only by vote of our Board of Trustees and that a vacancy on our Board of Trustees may be filled only by the affirmative vote of a majority of our remaining Trustees;

•	the limitations on our shareholders’ abilities to act without a meeting;

•	the advance notice requirements for shareholder nominations for Trustees and other proposals;

•	the business combination provisions of the MGCL;

•	the control share acquisition provisions of the MGCL; and

•	the power of our Board of Trustees to authorize and issue additional shares, including additional classes of shares with rights defined at the time of issuance, without shareholder approval.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material United States (“U.S.”) federal income tax considerations regarding EPR and the acquisition, ownership and disposition of our securities. If we offer depositary shares, warrants, debt securities or units, information about any additional income tax consequences to holders of those securities will be included in the prospectus supplement or other applicable offering materials under which those securities are offered.

This summary is based on current law, is for general information only and is not tax advice. The tax treatment to holders of our securities will vary depending on a holder’s particular situation. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder of securities in light of his or her personal investments or tax circumstances. Moreover, this summary does not address tax considerations applicable to certain types of holders subject to special treatment under the U.S. federal income tax laws including, without limitation:

•	a bank, life insurance company, regulated investment company or other financial institution;

•	broker-dealers or traders;

•	partnerships and trusts;

•	a person who acquires our securities in connection with employment or other performances of services;

•	a person who holds our securities as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction, conversion transaction or other integrated investment;

•	a person subject to the alternative minimum tax; or

•	except as specifically described in the following summary, a tax exempt entity or a foreign person.

In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to holders of our securities.

The information in this section is based on the U.S. Internal Revenue Code (the “Code”), current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), and court decisions, all as of the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations and practices and court decisions may change or adversely affect, perhaps retroactively, the tax considerations described herein. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or sustained by a court if challenged by the IRS.

You are advised to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and sale of our securities, and of our election to be taxed as a REIT, including the U.S. federal, state, local, foreign and other tax consequences of such acquisition, ownership, sale and election and of potential changes in applicable tax laws.

Taxation of the Company

General

We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1997. Our REIT election, assuming continuing compliance with the then applicable qualification tests, continues in effect for subsequent taxable years. Although no absolute assurance can be given, we believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1997. We intend to continue to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT under the Code.

In the opinion of our counsel, Stinson Morrison Hecker LLP, we have qualified as a REIT under the Code for our 1997 through 2009 taxable years, we are organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for future taxable years. This opinion is based upon certain assumptions and representations as to factual matters made by us, including representations made by us in a representation letter and certificate provided by our officers and our factual representations set forth herein and in registration statements previously filed with the SEC. Any variation from the factual statements set forth herein, in registration statements previously filed with the SEC, or in the representation letter and certificate we have provided to our counsel may affect the conclusions upon which its opinion is based.

The opinions of Stinson Morrison Hecker LLP are based on existing law as contained in the Code and Treasury Regulations promulgated thereunder, in effect on the date of this prospectus, and the interpretations of such provisions and Treasury Regulations by the IRS and court decisions, all of which are subject to change either prospectively or retroactively, and to possibly different interpretations. Our counsel will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that the opinions expressed are not binding upon the IRS or any court. Accordingly, there can be no assurance that contrary positions may not successfully be asserted by the IRS. Moreover, our qualification and taxation as a REIT depends upon our ability, through actual annual operating results and methods of operation, to satisfy various qualification tests imposed under the Code, such as distributions to shareholders, asset composition levels, and diversity of stock ownership, the actual results of which have not been and will not be reviewed by our counsel. In addition, our ability to qualify as a REIT also depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain affiliated entities, including affiliates that have made elections to be taxed as REITs, and for whom the actual results of the various REIT qualification tests have not been and will not be reviewed by our counsel.

Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements for qualification and taxation as a REIT.

If we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on our taxable income that is distributed currently to our shareholders.

This treatment substantially eliminates the “double taxation” (once at the corporate level when earned and once again at the shareholders’ level when distributed) that generally results from investment in an ordinary Subchapter C corporation. We will, however, be subject to U.S. federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference under certain circumstances.

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If we have (a) net income from the sale or other disposition of “foreclosure property” (defined generally as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate, currently 35%, on this income.

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We will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business).

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If we fail to satisfy the 75% or 95% gross income tests (as discussed below), but have maintained our qualification as a REIT because we satisfied certain other requirements, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amounts by which we fail the 75% or 95% gross income tests multiplied by (b) a fraction intended to reflect our profitability.

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If we fail to distribute for any calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year (other than certain long-term capital gains for which we make a capital gains designation (described below) and on which we pay the tax), and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

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If we acquire any asset from a corporation which is or has been a Subchapter C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the Subchapter C corporation, and we subsequently recognize gain on the disposition of the asset during the ten year period beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that we will not make an election pursuant to existing Treasury Regulations to recognize such gain at the time we acquire the asset.

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We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Any taxable REIT subsidiary is separately taxed on its net income as a C corporation.

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If we fail to satisfy any of the REIT asset tests, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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If we invest in properties in foreign countries or other jurisdictions, our income from those properties will generally be subject to tax there. Then we will distribute the required percentages of our taxable income to our shareholders for any such year and we will generally not pay U.S. federal income tax. As a result, we cannot recover the cost of foreign income taxes imposed on our foreign investments by claiming foreign tax credits against our U.S. federal income tax liability. Also, we cannot pass any foreign tax credits through to our shareholders.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

Any distributions to our shareholders will be included in their income as dividends to the extent of our current or accumulated earnings and profits. Generally, our distributions are not treated as qualified dividend income subject to a favorable 15% rate. No portion of any of our distributions is eligible for the dividends received deduction for corporate shareholders. Distributions in excess of current or accumulated earnings and profits generally are treated for U.S. federal income tax purposes as return of capital to the extent of, and in reduction of, a shareholder’s basis in our shares. Our current or accumulated earnings and profits are generally allocated first to distributions made on our preferred shares, if any, and thereafter to distributions made on our common shares. For all of these purposes, our distributions include cash distributions and any in kind distributions of property that we might make.

If we fail to qualify or elect not to qualify as a REIT, we will be subject to U.S. federal income tax in the same manner as a C corporation. Distributions to our shareholders if we do not qualify as a REIT will not be deductible by us nor will distributions be required under the Code. In that event, distributions to our shareholders will generally be taxable as ordinary dividends potentially eligible for the 15% income tax rate (scheduled to increase to ordinary income rates for taxable years beginning after December 31, 2010) discussed below in “Taxation of Taxable U.S. Shareholders” and, subject to limitations in the Code, will be eligible for the dividends received deduction for corporate shareholders. Also, we will generally be disqualified from qualification as a REIT for the four taxable years following disqualification. If we do not qualify as a REIT for even one year, this could result in reduction or elimination of distributions to our shareholders, or in our incurring substantial indebtedness or liquidating substantial investments in order to pay the resulting corporate-level taxes. The Code provides certain relief provisions under which we might avoid automatically ceasing to be a REIT for failure to meet certain REIT requirements, all as discussed in more detail below.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or transferable certificates;

•	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

•	that is neither a financial institution or an insurance company within the meaning of certain provisions of the Code;

•	the beneficial ownership of which is held by 100 or more persons;

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not more than 50% in value of the outstanding shares of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year;

•	that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

•	that elects to be a REIT, or has made such election for a previous year, and satisfies the applicable filing and administrative requirements to maintain qualification as a REIT.

The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other tax- exempt entities are treated as individuals, subject to a “look-through” exception with respect to pension funds. A REIT also must report its income for U.S. federal income tax purposes based on a calendar year accounting period.

We believe that we have satisfied each of the above conditions. In addition, our Declaration of Trust provides for restrictions regarding ownership and transfer of shares to prevent further concentration of share ownership (as summarized below “Description of Certain Provisions of Maryland Law and EPR’s Declaration of Trust and Bylaws”). These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. In general, if we fail to satisfy these share ownership requirements, our status as a REIT will terminate. However, if we comply with the rules in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

Ownership of Interests in Partnerships and Limited Liability Companies.

We own and operate one or more properties through partnerships and limited liability companies. In the case of a REIT which is a partner in a partnership, or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and items of gross income of the partnership or limited liability company retain the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of partnerships and limited liability companies taxed as partnerships, in which we are, directly or indirectly through other partnerships or limited liability companies taxed as partnerships, a partner or member, are treated as our assets and items of income for purposes of applying the REIT qualification requirements described in this prospectus (including the income and asset tests described below).

Ownership of Interests in Qualified REIT Subsidiaries.

We own 100% of the stock of a number of corporate subsidiaries that are qualified REIT subsidiaries (each, a “QRS”) and may acquire stock of one or more new subsidiaries. A corporation qualifies as a QRS if 100% of its outstanding stock is held by us, and we do not elect to treat the corporation as a taxable REIT subsidiary, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS are treated as our assets, liabilities and items of income, deduction and credit for all purposes of the Code, including the REIT qualification tests. For this reason, in applying the U.S. federal income tax requirements described in this summary, references to our income and assets include the income and assets of any QRS. A QRS is not subject to U.S. federal income tax, and our ownership of the voting stock of a QRS is ignored for purposes of determining our compliance with the ownership limits described below in “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.

A taxable REIT subsidiary (“TRS”) is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. We own several corporate subsidiaries that have elected TRS status and may acquire interests in additional TRSs in the future.

A TRS is subject to U.S. federal income tax at regular corporate rates (currently a maximum rate of 35%), and also may be subject to state and local taxation. Any dividends paid or deemed paid by any one of the Company’s TRSs will be taxable to the Company’s stockholders to the extent the dividends received from the TRS are paid to the Company’s shareholders. The Company may own more than 10% of the stock of a TRS without jeopardizing its qualification as a REIT. However, as noted below, in order for the Company to qualify as a REIT, the securities of all of the TRSs in which it has invested either directly or indirectly may not represent more than 20% of the total value of its assets. The Company expects that the aggregate value of all of its interests in TRSs will represent less than 20% of the total value or its assets; however, the Company cannot assure that this will always be true. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a TRS will not be subject to the 10% or 5% asset tests described below, and its operations will be subject to the provisions described above.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature and diversification of our assets.

First, at least 75% of the value of our total assets, including assets held by our QRSs and our allocable share of the assets held by the partnerships and other entities treated as partnerships under the Code in which we own an interest, must be represented by (1) interests in real property, (2) interests in mortgages on real property, (3) share (or transferable certificates of beneficial interest) in other REIT’s, (4) cash, (5) cash items (including receivables arising in the ordinary course of the REIT’s business) and (6) government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by EPR for the one-year period beginning on the date of receipt of such new capital).

Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, a QRS or a TRS, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, for taxable years beginning on or after January 1, 2009, no more than 25% (20% for taxable years beginning on or after January 1, 2001 and ending on or before December 31, 2008) of the value of our assets may be comprised of securities of one or more TRSs.

The assets tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if (i) the value of our nonqualifying assets does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations. For a failure that exceeds the de minimis thresholds described above that is due to reasonable cause and not willful neglect, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking other actions, which allow us to meet the asset test within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets and (iii) filing a schedule describing each asset that caused the failure in accordance with applicable Treasury Regulations.

Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter end, there can be no assurance we always will be successful. If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Gross Income Tests

We must satisfy two gross income requirements for each taxable year to maintain our qualification as a REIT. First, in each taxable year at least 75% of our gross income must be “qualifying income.” Qualifying income generally includes (i) “rents from real property” (except as modified below), (ii) interest on obligations collateralized by mortgages on, or interests in, real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business (“dealer property”), (iii) dividends or other distributions on shares in other REIT’s, as well as gain from the sale of those shares, (iv) abatements and refunds of real property taxes, (v) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property (“foreclosure property”), (vi) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property, (vii) “qualified temporary investment income,” and (viii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction. Second, in each taxable year at least 95% of our gross income (excluding gross income from prohibited transactions) must be derived directly or indirectly from income from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Rents we receive will qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT described above only if all of the following conditions are met:

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The amount of rent must not be based in any way on the income or profits of any person, although rents generally will not be excluded solely because they are based on a fixed percentage or percentages of gross receipts or gross sales.

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We, or an actual or constructive owner of 10% or more of our capital shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from any such tenant that is our TRS, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of outstanding stock of such TRS. In addition, rents we receive from a tenant that also is our TRS will not be excluded from the definition of “rents from real property” as a result of our ownership interest in the TRS if the property to which the rents relate is a qualified lodging facility, or on or after January 1, 2009, a qualified healthcare property, and such property is operated on behalf of the TRS by a person who is an independent contractor and certain other requirements are met. Our TRSs will be subject to U.S. federal income tax on their income from the operation of these properties.

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Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” We currently have several leases that generate non-qualifying rent from personal property but such amounts are not material in relation to our gross income.

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The REIT generally must not operate or manage the property for which the rents are received or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through an independent contractor from whom the REIT derives no revenue or through a TRS. The REIT may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We do not intend to charge rent for any property that is based in whole or in part on the net income or profits of any person (except by reason of being based on a percentage of gross receipts or sales, as described above), and generally we do not intend to rent any personal property (other than in connection with a lease of real property where either less than 15% of the total rent is attributable to personal property or an amount immaterial to our operations is attributable to personal property). Currently, we do have several leases in which the rent attributable to personal property may exceed the 15% limitation based on the original respective fair market values of the real property and personal property at the time the lease was executed.

We directly perform services under certain of our leases, but such services are not rendered to the occupant of the property. Furthermore, these services are usual and customary management services provided by landlords renting space for occupancy in the geographic areas in which we own property. To the extent that the performance of any services provided by us would cause amounts received from our tenants to be excluded from rents from real property, we intend to hire a TRS, or an independent contractor from whom we derive no revenue, to perform such services.

The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of some or all of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction will be treated as nonqualifying income for purposes of the 75% gross income test if entered into on or prior to July 30, 2008 and will be treated as qualifying income for purposes of the 95% gross income test if entered into prior to January 1, 2005. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We have made an investment in a property located in Canada. This investment could cause us to incur foreign currency gains or losses. Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the gross income tests was unclear, though the IRS had indicated that REITs may apply the principles of proposed Treasury Regulations to determine whether such foreign currency gain constitutes qualifying income under the gross income tests. As a result, we anticipate that any foreign currency gain we recognized relating to rents we receive from our property located in Canada was qualifying income for purposes of the 75% and 95% gross income tests. Any foreign currency gains recognized after July 30, 2008, to the extent attributable to specific items of qualifying income or gain, or specific qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be exempt from these tests.

Dividends we receive from our taxable REIT subsidiaries will qualify under the 95%, but not the 75%, gross income test.

The Department of Treasury has the authority to determine whether any item of income or gain recognized after July 30, 2008, which does not otherwise qualify under the 75% or 95% gross income tests, may be excluded as gross income for purposes of such tests or may be considered income that qualifies under either such test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations.

For our taxable year ended December 31, 2006, we generally may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our U.S. federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income

Any gain we realize on the sale of any property, other than foreclosure property, held as inventory or otherwise primarily for sale to customers in the ordinary course of business, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to engage in the business of acquiring, developing and owning our properties for investment with a view to long-term appreciation. We have made, and may in the future make, occasional sales of the properties consistent with our investment objectives. We do not intend to engage in prohibited transactions. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

Penalty Tax

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our TRSs, and redetermined deductions and excess interest generally represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We believe that all fees paid to our TRSs for tenant services are at arm’s-length rates, although the fees may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully makes such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to make distributions (other than those designated as capital gain dividends) to our shareholders each year in an amount at least equal to (A) the sum of (i) 90% of our “REIT taxable income” (computed before deductions for dividends paid and excluding net capital gain) and (ii) 90% of our net income (after tax), if any, from foreclosure property; minus (B) the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like- kind exchange that is later determined to be taxable) over 5% of “REIT taxable income” as described above.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a Subchapter C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that Subchapter C corporation, within the ten year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax built in gain, if any, we recognized on the disposition of the asset.

We must pay the distributions described above in the taxable year to which they relate (“current distributions”), or, at our election, in the following taxable year if they are either (i) declared before we timely file our tax return for such year and paid on or before the first regular distribution payment after such declaration, provided such payment is made during the twelve months following the close of such year (“throwback distributions”) or (ii) paid during January to shareholders of record in October, November or December of the prior year (“deemed current distributions”).

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. In addition, we would be subject to a 4% excise tax to the extent we fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year (other than certain long-term capital gains for which we make a capital gains designation and on which we pay the tax), and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which a REIT-level corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the excise tax.

We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We generally expect that our REIT taxable income will be less than our cash flow because of the allowance of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. Further, it is possible that from time to time we may be allocated a share of net capital gain attributable to any depreciated property we sell that exceeds our allocable share of cash attributable to that sale. If these circumstances occur, we may need to arrange for borrowings, or may need to pay distributions in the form of taxable stock distributions, in order to meet the distribution requirements. The IRS recently issued guidance that sets forth a safe harbor for certain part-stock and part-cash REIT distributions for 2008 and 2009 that will satisfy the REIT distribution requirements. Under this guidance, up to 90% of our distributions could be paid in our common shares.

Under certain circumstances, we may be able to rectify an inadvertent failure (due to, for example, an IRS adjustment such as an increase in our taxable income or a reduction in reported expenses) to meet the 90% distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

Certain cure provisions may be available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the gross income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders would be taxable as ordinary income to the extent of our current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. As a result, our failure to qualify as a REIT would likely reduce the cash available for distribution to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to our shareholders will be taxable as regular corporate dividends to the extent of our current and accumulated earning and profits. In this event, subject to certain limitations under the Code, corporate distributees may be eligible for the dividends-received deduction and individual distributees may be eligible for preferential rates, if any, on any qualified dividend income. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Taxation of Taxable U.S. Shareholders

The following summary describes certain U.S. federal income tax consequences to U.S. shareholders with respect to an investment in our shares. This discussion does not address the tax consequences to persons who receive special treatment under the U.S. federal income tax law. Shareholders subject to special treatment include, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations, shareholders holding securities as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes, foreign corporations or partnerships and persons who are not citizens or residents of the United States. If you are a “U.S. shareholder,” as defined below, this section or the section entitled “Taxation of Tax-Exempt Shareholders” applies to you. Otherwise, the section entitled “Taxation of Non-U.S. Shareholders,” applies to you.

As used herein, the term “U.S. shareholders” means a holder of shares who, for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation, partnership or other entity classified as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof unless, in the case of a partnership, Treasury Regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions Generally

As long as we qualify as a REIT, distributions made out of our current or accumulated earnings and profits (and not designated as capital gain dividends), generally will constitute dividends taxable to our U.S. shareholders as ordinary income when actually or constructively received. For purposes of determining whether distributions to holders of shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred shares and then to our common shares. These distributions will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations.

Because we generally are not subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our shareholders, our ordinary distributions generally are not “qualified dividend income” eligible for the reduced 15% rate available to most non-corporate taxpayers through 2010 under the Tax Increase Prevention and Reconciliation Act of 2006, and will continue to be taxed at the higher tax rates applicable to ordinary income. However, the reduced 15% rate does apply to our distributions:

•	designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to tax at a 25% rate);

•	to the extent attributable to dividends received by us from non-REIT corporations or other taxable REIT subsidiaries; and

•	to the extent attributable to income upon which we have paid corporate income tax (for example, if we distribute taxable income that we retained and paid tax on in the prior year).

It is not likely that a significant amount of our distributions paid to individual U.S. shareholders will constitute “qualified dividend income” eligible for the current reduced tax rate of 15%.

To the extent that we make distributions (not designated as capital gain dividends) in excess of our current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S. shareholder. This treatment will reduce the adjusted basis which each U.S. shareholder has in his or her shares of stock for tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S. shareholders’ adjusted basis in his or her shares will be taxable as capital gains (provided that the shares have been held as a capital asset) and will be taxable as long-term capital gain if the shares have been held for more than one year. Distributions we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholders on December 31 of that year, provided we actually pay the distribution on or before January 31 of the following calendar year. U.S. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

Certain stock distributions, including distributions partially paid in our common shares and partially paid in cash that comply with recent IRS guidance, will be taxable to recipient U.S. shareholders to the same extent as if paid in cash. See “Taxation of the Company—Annual Distribution Requirements” above.

Capital Gain Distributions

Distributions that we properly designate as capital gain dividends (and undistributed amounts for which we properly make a capital gains designation) will be taxable to U.S. shareholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we have held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. shareholders at either a 15% or 25% rate, depending on the nature of the asset giving rise to the gain. Corporate U.S. shareholders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will be treated as portfolio income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. shareholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the shareholders will be taxed at ordinary income rates on such amounts. Other distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will not be treated as investment income under certain circumstances.

Retention of Net Long-Term Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election (a “Capital Gains Designation”) we would pay tax on our retained net long-term capital gains. In addition, to the extent we make a Capital Gains Designation, a U.S. shareholder generally would:

•

include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. shareholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its shares by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

Dispositions of Shares

Generally, if you are a U.S. shareholder and you sell or dispose of your shares, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property you receive on the sale or other disposition and (ii) your adjusted basis in the shares for tax purposes. This gain or loss will be capital in nature if you have held the shares as a capital asset and will be long- term capital gain or loss if you have held the shares for more than one year. However, if you are a U.S. shareholder and you recognize loss upon the sale or other disposition of shares that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long-term capital loss, to the extent you received distributions from us or which were retained by us and which were required to be treated as long-term capital gains.

The maximum tax rate for individual taxpayers on net long-term capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) is currently 15% for most assets. In the case of individuals whose ordinary income is taxed at a 10% or 15% rate, the 15% rate is reduced to 5%. Absent future legislation, the maximum tax rate on long-term capital gains for individuals will return to 20% in 2011.

Redemption of Shares

If we redeem any of our shares held by you, the tax treatment of the redemption must be determined based on facts at the time of redemption. In general, you will recognize gain or loss (as opposed to dividend income) equal to the difference between the amount received by you in the redemption and your adjusted tax basis in your shares redeemed if such redemption results in a “complete termination” of your interest in all classes of our equity securities, is a “substantially disproportionate redemption” or is “not essentially equivalent to a dividend” within the meaning of Section 302(b) of the Code with respect to you.

In applying these tests, you must take into account your ownership of all classes of our equity securities. You also must take into account any equity securities that are considered to be constructively owned by you under the Code.

If, as a result of a redemption by us of your shares, you no longer own (either actually or constructively) any of our equity securities or only own (actually and constructively) an insubstantial percentage of our equity securities, then it is likely that the redemption of your shares would be considered “not essentially equivalent to a dividend” and, thus, would result in gain or loss to you. Gain from the sale or exchange of our shares held for more than one year is taxed at a maximum long-term capital gain rate of 15% through 2010. However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and if you rely on any of these tests at the time of redemption, you should consult your tax advisor to determine their application to your situation.

Generally, if the redemption does not meet the tests described above, then the proceeds received by you from the redemption of your shares will be treated as a distribution taxable as a dividend to the extent of the allocable portion of current or accumulated earnings and profits. The amount of the dividend will be the amount of cash and the fair market value of any property received. If the redemption is taxed as a dividend, your adjusted tax basis in the redeemed shares will be transferred to any other shares in us that you own. If you own no other shares in us, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Backup Withholding

We report to our U.S. shareholders and the IRS the amount of distributions paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a shareholder may be subject to backup withholding with respect to distributions paid at the fourth lowest rate of tax under Section 1(c) of the Code (which is currently 28%) unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the shareholders’ income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. shareholders.”

Taxation of Tax-Exempt Shareholders

The IRS has ruled that amounts distributed as dividends by a REIT to a tax-exempt employees’ pension trust do not constitute unrelated business taxable income (“UBTI”). Based on that ruling, dividend income from us should not be UBTI to a tax-exempt shareholder so long as the tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its shares as “debt financed property” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

Generally, “debt financed property” is property the acquisition of which was financed through a borrowing by the tax-exempt shareholder. Similarly, income from the sale of shares will not constitute UBTI unless a tax-exempt shareholder has held its shares as “debt financed property” within the meaning of the Code or has used the shares in a trade or business.

For tax-exempt shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” may be treated as UBTI to certain types of trusts that hold more than 10% (by value) of the interests in the REIT. A pension held REIT is any REIT if more than 25% (by value) of its shares are owned by at least one pension trust, or one or more pension trusts, each of which owns more than 10% (by value) of such shares, and in the aggregate such pension trusts own more than 50% (by value) of its shares. We do not expect to be classified as a “pension held REIT,” but because our shares are publicly traded, we cannot guarantee this will always be the case.

Tax-exempt shareholders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of an investment in our shares.

Taxation of Non-U.S. Shareholders

The rules governing U.S. federal income taxation of the ownership and disposition of shares by persons that are not U.S. shareholders (“Non-U.S. shareholders”) are complex. No attempt is made herein to provide more than a brief summary of such rules. Accordingly, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Non-U.S. shareholder in light of its particular circumstances and does not address any state, local or foreign tax consequences. Non-U.S. shareholders should consult their own tax advisors to determine the impact of U.S. federal, state, local and foreign tax consequences to them of an investment in our shares, including tax return filing requirements.

Distributions

Distributions (including certain stock distributions) that are neither attributable to gain from our sale or exchange of U.S. real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to U.S. withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by you of a U.S. trade or business (or, if an income tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. shareholder). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. In general, Non-U.S. shareholders will not be considered engaged in a U.S. trade or business (or in the case of an income tax treaty, as having a U.S. permanent establishment) solely by reason of their ownership of shares.

Distributions that are treated as effectively connected with such a trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. shareholder) will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates, in the same manner as dividends paid to U.S. shareholders are subject to tax, and are generally not subject to withholding. Any such distributions received by a Non-U.S. shareholder that is a corporation also may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a Non-U.S. shareholder unless:

•	a lower treaty rate applies and you file with us an IRS Form W-8BEN evidencing eligibility for such reduced treaty rate of withholding; or

•	you file an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with your trade or business.

Return of Capital Distributions

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted basis in our shares, but rather will reduce the adjusted basis of such shares. Distributions in excess of your adjusted basis in our shares will give rise to gain from the sale or exchange of such shares. The tax treatment of this gain is described below.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld generally should be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

Distributions to you that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

•

the investment in our shares is treated as effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. shareholders with respect to such gain, except that a Non-U.S. shareholder (or, if an income tax treaty applies, it is attributable to a U.S. permanent establishment of the Non-U.S. shareholder) that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

•

you are a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case you will be subject to a 30% tax on your capital gains.

For each year during which we qualify as a REIT, distributions that are attributable to net capital gain from the sale or exchange of U.S. real property interests, such as properties beneficially owned by us, will be taxed to a Non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Under FIRPTA, such distributions paid to a Non-U.S. shareholder who owns more than 5% of the value of our shares at any time during the one-year period ending on the date of distribution will be subject to U.S. federal income tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend.

Generally, you will be taxed at the same capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). We will be required to withhold and to remit 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to you that could be treated as a capital gain dividend. The amount withheld is creditable against your U.S. federal income tax liability. However, any distribution with respect to any class of shares which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if you did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution (the “5% Exception”). Instead, such distributions will be treated as ordinary dividend distributions.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the shares held by Non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, you would be able to offset as a credit against your U.S. federal income tax liability resulting from your proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent your proportionate share of such tax paid by us exceeds your actual U.S. federal income tax liability.

Sale of Shares

Gain recognized by a Non-U.S. shareholder upon the sale or exchange of our shares generally will not be subject to U.S. taxation unless such shares constitutes a U.S. real property interest. Our shares will not constitute a U.S. real property interest so long as (i) we are a domestically-controlled qualified investment entity, which includes a REIT, if at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. shareholders or (ii) such class of our shares is regularly traded, as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and you owned, actually and constructively, 5% or less in value of such class of our shares throughout the shorter of the period during which you held such shares or the five-year period ending on the date of the sale or exchange.

Notwithstanding the foregoing, gain from the sale or exchange of our shares not otherwise subject to FIRPTA will be taxable to you if either (1) the investment in our shares is treated as effectively connected with your U.S. trade or business or (2) you are a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares (subject to the 5% exception applicable to regularly traded stock described above), you may be treated as having gain from the sale or exchange of a U.S. real property interest if you (1) dispose of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquire, or enter into a contract or option to acquire, or are deemed to acquire, substantially identical shares during the 61 day period beginning 30 days before the ex-dividend date.

If gain on the sale or exchange of our shares were subject to taxation under FIRPTA, you would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if our shares are not then traded on an established securities market, the purchaser of the shares would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our shares exceed the Non-U.S. shareholder’s tax liability resulting from such disposition, such excess may be refunded or credited against such Non-U.S. shareholder’s U.S. federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our shares may not satisfy a Non-U.S. shareholder’s entire tax liability under FIRPTA, and such Non-U.S. shareholder remains liable for the timely payment of any remaining tax liability.

Backup Withholding Tax and Information Reporting

Generally, we must report annually to the IRS the amount of distributions paid to you, your name and address, and the amount of tax withheld, if any. A similar report is sent to you. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in your country of residence.

Payments of distributions or of proceeds from the disposition of shares made to you may be subject to information reporting and backup withholding unless you establish an exemption, for example, by properly certifying your Non-U.S. shareholder status on an IRS Form W-8BEN or another appropriate version of IRS

Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Taxation of Holders of Our Debt Securities

The following summary describes certain of the principal U.S. federal income tax consequences of ownership and disposition of our debt securities. This discussion assumes the debt securities will be issued without original issue discount, sometimes referred to as “OID.” OID with respect to a debt security is the excess, if any, of the debt security’s “stated redemption price at maturity” over its “issue price.” The “stated redemption price at maturity” is the sum of all payments provided by the debt security, whether designated as interest or as principal, other than payments of “qualified stated interest.” Interest on a debt security generally will constitute qualified stated interest if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property, other than debt instruments issued by us, at least annually at a single fixed rate. The “issue price” of a debt security is the first price at which a substantial amount of the debt securities in the issuance that includes such debt security is sold for money, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The amount of OID with respect to a debt security will be treated as zero if the OID is less than an amount equal to 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity, or, in the case of a debt security that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the debt security. If one or more series of debt securities are issued with OID, disclosure concerning the tax considerations arising therefrom will be included with the applicable prospectus supplement or other applicable offering materials under which those securities are offered.

Taxation of Taxable U.S. Debt Holders

As used herein, the term “U.S. debt holders” means a holder of our debt securities who, for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation, partnership or other entity classified as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof unless, in the case of a partnership, Treasury Regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If you are a U.S. debt holder, this section applies to you. Otherwise, the section entitled “Taxation of Non-U.S. Debt Holders,” applies to you.

Stated Interest

U.S. debt holders generally must include interest on the debt securities in their U.S. federal taxable income as ordinary income:

•	when it accrues, if the U.S. debt holder uses the accrual method of accounting for U.S. federal income tax purposes; or

•	when the U.S. debt holder actually or constructively receives it, if the U.S. debt holder uses the cash method of accounting for U.S. federal income tax purposes.

If we redeem or otherwise repurchase any of our debt securities, we may be obligated to pay additional amounts in excess of stated principal and interest. We intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of this additional payment. Assuming such position is respected, a U.S. debt holder would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with such U.S. debt holder’s method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the debt securities were treated as contingent payment debt instruments, U.S. debt holders could be required to accrue interest income at a rate higher than the stated interest rate on the debt securities and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a debt security. U.S. debt holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange or Other Taxable Disposition of the Debt Securities

Unless a nonrecognition provision applies, U.S. debt holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of gain or loss equals the difference between (i) the amount the U.S. debt holder receives for the debt security in cash or other property, valued at fair market value, less the amount thereof that is attributable to accrued but unpaid interest on the debt security and (ii) the U.S. debt holder’s adjusted tax basis in the debt security. A U.S. debt holder’s initial tax basis in a debt security generally will equal the price the U.S. debt holder paid for the debt security.

Gain or loss generally will be long-term capital gain or loss if at the time the debt security is disposed of it has been held for more than one year. Otherwise, it will be a short-term capital gain or loss.

Payments attributable to accrued interest which have not yet been included in income will be taxed as ordinary interest income. The maximum U.S. federal income tax rate on long-term capital gain on most capital assets held by an individual is currently 15%. The U.S. federal income tax laws relating to this 15% tax rate are scheduled to “sunset” or revert to provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20%. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Backup withholding at the applicable statutory rate may apply when a U.S. debt holder receives interest payments on a debt security or proceeds upon the sale or other disposition of a debt security. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to a U.S. debt holder who provides his or her social security or other taxpayer identification number in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the taxpayer identification number provided is incorrect;

•	the U.S. debt holder fails to report interest and dividend payments received on the U.S. debt holder’s tax return and the IRS notifies us or our paying agent that backup withholding is required; or

•	the U.S. debt holder fails to certify under penalty of perjury that backup withholding does not apply.

A U.S. debt holder who provides us or our paying agent with an incorrect taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply, the U.S. debt holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the U.S. debt holder’s U.S. federal income tax liability as long as the U.S. debt holder provides the required information to the IRS. U.S. debt holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

We will be required to furnish annually to the IRS and to U.S. debt holders information relating to the amount of interest paid on the debt securities, and that information reporting may also apply to payments of proceeds from the sale of the debt securities to those holders. Some U.S. debt holders, including corporations, financial institutions and certain tax-exempt organizations, generally are not currently subject to information reporting.

Taxation of Non-U.S. Debt Holders

This section applies to you if you are not a U.S. debt holder, as defined above (“Non-U.S. debt holders”).

Special rules may apply to certain Non-U.S. debt holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

Interest paid to a Non-U.S. debt holder will not be subject to U.S. federal income taxes or withholding tax if the interest is not effectively connected with the Non-U.S. debt holder’s conduct of a trade or business within the United States, and the Non-U.S. debt holder:

•	does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

provides the appropriate certification as to the Non-U.S. debt holder’s status. A Non-U.S. debt holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on the Non-U.S. debt holder’s behalf, the Non-U.S. debt holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a Non-U.S. debt holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with a U.S. trade or business, however, would not be subject to a 30% withholding tax so long as the Non-U.S. debt holder provides us or our paying agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. In addition, if the payment of interest is effectively connected with a foreign corporation’s conduct of a U.S. trade or business, that foreign corporation may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, a Non-U.S. debt holder must provide a properly executed IRS Form W-8BEN before the payment of interest and a Non-U.S. debt holder may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, Exchange or Other Taxable Disposition of Debt Securities

Non-U.S. debt holders generally will not be subject to U.S. federal income tax on any amount which constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, unless either of the following is true:

•	the Non-U.S. debt holder’s investment in the debt securities is effectively connected with the conduct of a U.S. trade or business; or

•

the Non-U.S. debt holder is a nonresident alien individual holding the debt security as a capital asset, is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

For Non-U.S. debt holders described in the first bullet point above, the net gain derived from the retirement or disposition of the debt securities generally would be subject to U.S. federal income tax at the rates applicable to U.S. persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation’s conduct of a U.S. trade or business. Non-U.S. debt holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the retirement or disposition of their debt securities, which may be offset by U.S. source capital losses, even though Non-U.S. debt holders are not considered residents of the United States.

Backup Withholding and Information Reporting

Backup withholding and information reporting generally will not apply to payments made to a Non-U.S. debt holder with respect to our debt securities, provided that we do not have actual knowledge or reason to know that the Non-U.S. debt holder is a U.S. person and the holder has given us the certification described above under “Taxation of Non-U.S. Debt Holders—Payments of Interest.” In addition, a Non-U.S. debt holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the holder is a U.S. person, as defined in the Code, or the Non-U.S. debt holder otherwise establishes an exemption. However, we may be required to report annually to the IRS and to a Non-U.S. debt holder the amount of, and the tax withheld with respect to, any interest (including any OID) paid to the Non-U.S. debt holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. debt holder resides.

A Non-U.S. debt holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. debt holders should consult their tax advisors regarding the application of backup withholding and information reporting in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

State and Local Tax Consequences

We may be subject to state or local taxation or withholding in various state or local jurisdictions, including those in which we transact business, and our shareholders may be subject to state or local taxation or withholding in various state or local jurisdictions, including those in which they reside. The state and local tax treatment of us may not conform to the U.S. federal income tax treatment discussed above. Several states in which we may own properties treat REITs as ordinary Subchapter C corporations subject to tax at the corporate level. In addition, your state and local tax treatment may not conform to the U.S. federal income tax treatment discussed above. You should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us common shares, preferred shares, depositary shares, warrants, debt securities or units, as applicable, in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The selling security holders may offer for sale all or some portion of the securities that they hold. To the extent that any of the selling security holders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.

The applicable prospectus supplement will set forth the name of each of the selling security holders and the number and classes of our securities beneficially owned by such selling security holders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and the selling security holders may sell common shares, preferred shares, depositary shares, warrants, debt securities and units:

•	to or through underwriters or dealers or underwriting syndicate represented by one or more managing underwriters;

•	to or through agents;

•	directly to one or more purchasers, including our affiliates;

•	in block trades;

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts; or

•	through any combination of these methods.

The distribution of common shares, preferred shares, depositary shares, warrants, debt securities and units may be effected from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to those market prices; or

•	at negotiated prices.

For each offering of common shares, preferred shares, depositary shares, warrants, debt securities or units, the prospectus supplement or other offering materials will describe:

•	the plan of distribution;

•	the terms of the offering;

•	the names of any agents, dealers or underwriters;

•	the name or names of any managing underwriter or underwriters;

•	the securities exchanges on which the securities will be listed, if any;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell from time to time the securities in one or more transactions, including without limitation, negotiated transactions, at a fixed public offering price, at any market price in effect at the time of sale or at a discount from any such market price or otherwise at varying prices determined by the underwriters at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed by the underwriters from time to time.

In connection with the sale of the securities, underwriters may receive compensation from us, selling security holders or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize, may be deemed to be underwriting discounts and commissions, under the Securities Act.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Some or all of the securities offered through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus. If dealers are used in the sale, securities will be sold to those dealers as principals. The dealers may then resell the securities to the public at any market price or other prices to be determined by the dealers at the time of resale. If agents are used in the sale, unless we inform you otherwise in the prospectus supplement or other applicable offering materials they will use their reasonable best efforts to solicit purchasers for the period of their appointment. If securities are sold directly, no underwriters or agents would be involved. Direct sales may also be made through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the securities are not subscribed for, the unsubscribed securities may be sold directly to third parties or one or more underwriters, dealers, or agents, including standby underwriters, may be engaged to sell the unsubscribed securities to third parties. In the prospectus supplement or other applicable offering materials, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. An offer of securities is not being made in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute to payments they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from institutions in which the institution contractually agrees to purchase the securities from us on a future date at a specified price. This type of agreement may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these agreements.

Underwriters, dealers or agents may engage in transactions with us and may perform services for us in the ordinary course of business.

Securities may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or other applicable offering materials.

To the extent that we permit this prospectus to be used for sales of securities by selling security holders, the selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will not receive any of the proceeds from sales of securities made by the selling security holders pursuant to this prospectus but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and FINRA rules and regulations, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.

The selling security holders and any dealers or agents that participate in the distribution of such securities may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the resale of the securities by them and any commissions received by any of these dealers or agents might be deemed to be underwriting commissions under the Securities Act.

To the extent required, the securities to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

LEGAL MATTERS

Stinson Morrison Hecker LLP, Kansas City, Missouri, will issue an opinion about the validity of the securities and EPR’s qualification and taxation as a REIT under the Code. In addition, the description of EPR’s taxation and qualification as a REIT under the caption “U.S. Federal Income Tax Considerations” is based upon the opinion of Stinson Morrison Hecker LLP. Underwriters, dealers or agents who we identify in a prospectus supplement or other applicable offering materials may have their counsel give an opinion on certain legal matters relating to the securities or the offering.

EXPERTS

The consolidated financial statements and schedules of Entertainment Properties Trust as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in this prospectus and in the registration statement of which this prospectus is a part, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering Analysis and Retrieval (EDGAR) system. In addition, our common shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares are listed on the New York Stock Exchange and we are required to file reports, proxy and information statements and other information with the New York Stock Exchange. These documents can be inspected at the principal office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, covering the securities described in this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

5,000,000 Shares

Entertainment Properties Trust

6.625% Series F Cumulative Redeemable Preferred Shares

Liquidation Preference $25.00 per share

PROSPECTUS    SUPPLEMENT

October 4, 2012

BofA Merrill Lynch

Citigroup

J.P. Morgan

RBC Capital Markets

Barclays

KeyBanc Capital Markets

FBR

Janney Montgomery Scott